                                                                     EXHIBIT 1.1




                           MCN INVESTMENT CORPORATION

                          MEDIUM-TERM NOTES, SERIES A
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
               ENTITLED TO THE BENEFIT OF A SUPPORT AGREEMENT BY
                                MCN CORPORATION

                             DISTRIBUTION AGREEMENT


                                                               November 17, 1995



Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
North Tower, 10th Floor
World Financial Center
New York, New York  10281-1310

Smith Barney Inc.
390 Greenwich Street -- 4th Floor
New York, New York  10013

Donaldson, Lufkin & Jenrette
  Securities Corporation
140 Broadway
New York, New York  10005-1285

First Chicago Capital Markets, Inc.
One First National Plaza
Suite 0363
Chicago, Illinois  60670-0363


Ladies and Gentlemen:

        MCN Investment Corporation (the "Company"), a Michigan corporation and a wholly-owned subsidiary of MCN Corporation, a Michigan corporation ("MCN"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") with respect to the issue and sale by the Company of up to an aggregate principal amount of $200,000,000 of its Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue (the "Notes"). The Notes will be issued from time to time by the Company under an Indenture dated as of September 1, 1995 (the "Indenture") between the Company and NBD Bank, as trustee. The Notes will mature nine months or more from the date of issue and will bear interest at rates to be specified in a pricing supplement to the Note Prospectus referred to below. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agents pursuant to the terms of this Agreement, as though the issuance of such Notes were authorized as of the date hereof. The Notes will have the benefit of a Support Agreement dated as of September 1, 1995 (the "Support Agreement") between the Company and MCN.

        1.  Solicitations as Agents; Purchases as Principal.

        (a) Appointment. Subject to the terms and conditions stated herein, the Company hereby agrees that the Notes will be sold to or through the Agents; provided, however, that the Company reserves the right to sell and may accept offers to purchase the Notes directly on its own behalf. In addition, the Company may from time to time offer Notes for sale otherwise than through an Agent; provided, however, that so long as this Agreement shall be in effect the Company shall not solicit offers to purchase Notes through any agent without amending this Agreement to appoint such agent as an additional Agent hereunder on the same terms and conditions as provided herein for the Agents and without giving the Agents prior notice of such appointment. The Company may accept offers to purchase Notes through an agent other than an Agent, provided that
(i) the Company shall not have solicited such offers, (ii) the Company and such agent shall have executed an agreement with respect to such purchases having terms and conditions (including, without limitation, commission rates) with respect to such purchases substantially the same as the terms and conditions that would apply to such purchases under this Agreement if such agent was an Agent (which may be accomplished by incorporating by reference in such agreement the terms and conditions of this Agreement) and (iii) the Company shall provide the Agents with a copy of such agreement promptly following the execution thereof. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable efforts to solicit offers to purchase the Notes during each Offering Period (defined below) upon the terms and conditions set forth in the Note Prospectus (defined below) as then amended and supplemented. Each Agent may also purchase Notes from the Company as principal for purposes of resale, as more fully described in subsection (g) of this Section.

        (b) Solicitation Period. Following the Commencement Date (defined below), the Company shall notify each Agent from time to time as to the commencement of a period during which the Notes may be offered and sold by such Agent (each period, commencing with such a notification and ending at such time as the authorization for offers and sales through such Agent shall have been suspended by the Company or such Agent as provided hereunder, being herein referred to as an "Offering Period").

        (c) Agent's Commission. The Company agrees to pay each Agent, as consideration for soliciting the sale of the Notes, a commission in the form of a discount, equal to the percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by an Agent as set forth on
Schedule I hereto.

        (d) Solicitation of Offers. Each Agent is authorized to solicit orders for the Notes only in denominations of $1,000 or any larger amount that is an integral multiple of $1,000, at a purchase price equal to 100% of their principal amount (unless otherwise specified in the applicable pricing supplement). Each Agent shall communicate to the Company, orally, each reasonable offer or indication of interest received by it to purchase Notes. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject, in its discretion reasonably exercised, any offer received by it to purchase the Notes, without advising the Company, in whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein. In soliciting offers to purchase the Notes hereunder, each Agent is acting solely as agent for the Company, and not as principal. Each Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. Under no circumstances will an Agent be obligated to purchase any Notes for its own account. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (a) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (b) notwithstanding such default, pay to the Agents any commission to which they would be entitled in connection with such sale.

        (e) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) shall be agreed upon by the Company and the Agent and set forth in a pricing supplement to be prepared in connection with each sale of the Notes. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by it in the Administrative Procedures attached hereto as Exhibit A (the "Procedures"). The Procedures may be amended only by written agreement from time to time of the Company and the Agents.

        (f)  Delivery of Documents.  The documents required to be delivered by
Section 4 of this Agreement shall be delivered at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Agents, 125 West 55th Street, New York, N.Y. 10019-5389, on such date as may be mutually agreed to by the Company and the

Agents, which in no event shall be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Commencement Date").

        (g) Purchases as Principal. Subject to the terms and conditions stated herein, the Company agrees that, whenever the Company determines to sell Notes directly to any of the Agents as principal for resale to others and such Agent agrees to purchase Notes as principal, it will enter into a Terms Agreement (defined below) relating to such sale in accordance with the provisions of this Section 1(g). Each sale of Notes to any of the Agents as principal shall be made in accordance with the terms of this Agreement and a supplemental agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent. Each such supplemental agreement, whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing is herein referred to as a "Terms Agreement". Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit B hereto. Each Agent's commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall describe the Notes to be purchased by any of the Agents pursuant thereto, specify the principal amount of such Notes, the price to be paid to the Company for such Notes, the rate at which interest will be paid on the Notes, the date, time and place of delivery of the Notes and payment therefor (the "Purchase Date"), the method of payment and any modification of the requirements for the delivery of the opinions of counsel, the certificates from the Company, and the comfort letter from Deloitte & Touche LLP, pursuant to Section 4. Such Terms Agreement shall also specify the period of time referred to in Section 3(k).

        Delivery of the certificates for Notes sold to any of the Agents pursuant to any Terms Agreement shall be made as agreed to between the Company and such Agent as set forth in the Terms Agreement, no later than the Purchase Date set forth in such Terms Agreement, against payment of funds to the Company in the net amount due to the Company for such Notes by the method and in the form set forth in the Terms Agreement.

        Unless otherwise indicated in the applicable pricing supplement, any Note sold to an Agent as principal shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in
Schedule I hereto, and may be resold by such Agent to investors and other purchasers from time to time in one or more transactions at varying prices determined at the time of sale, or at a fixed public offering price, if so agreed. In addition, such Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by it as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers or dealers.

        (h) Other Activities of Agents. The Company acknowledges that nothing in this Agreement shall prohibit any Agent from (i) acting as broker for the sale of Notes by customers other than the Company, (ii) soliciting the sale of Notes through the Agent as broker for the seller, soliciting the sale of Notes to the Agent as principal and soliciting offers to buy Notes, (iii) purchasing Notes, and (iv) offering and selling as principal for its own account Notes which the Agent has purchased.

        (i) Reliance. The Company and each Agent agree that any Notes purchased by the Agents shall be purchased, and any Notes the placement of which an Agent arranges shall be placed by such Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

        2. Representations and Warranties of the Company and MCN. Each of the Company and MCN jointly and severally represents and warrants to, and agrees with, each of the Agents that:

        (a) Each of the Company and MCN meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and have filed with the Securities and Exchange Commission (the "Commission"), as co-registrants, a registration statement on such form (File No. 33-63311) for the registration under the Act of the Company's debt securities, including the Notes, and the obligations pursuant to the Support Agreement which registration statement was declared effective on November 6, 1995. The Company may from time to time file with the Commission additional registration statements for the registration of additional amounts of debt securities. At the time of the offer and sale of any Note pursuant to this Agreement, such Note shall be registered pursuant to an effective registration statement under the Act. Each registration statement under which Notes are offered or sold pursuant to this Agreement at the date hereof and at the date of such offer and sale meets and will meet the requirements set forth in Rule 415(a)(1)(x) under the Act and complies and will comply in all other material respects with said Rule. "Registration Statement" shall mean, as of any date, each effective registration statement relating to debt securities pursuant to which Notes are or may then be offered or sold, including incorporated documents, exhibits and financial statements, as amended at such date. "Prospectus" shall mean the form of prospectus relating to debt securities contained in the Registration Statement. The term "Preliminary Prospectus" as used herein means a prospectus filed as part of any post-effective amendment to the Registration

Statement prior to the effective date of such post-effective amendment, as contemplated in Rule 430 under the Act. The Company has included and will include in each such Registration Statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act, a supplement to the form of Prospectus included in each such Registration Statement relating to the Notes and prior to any such filing will advise each Agent of all further information (financial and other) with respect to the Company to be set forth therein. The Prospectus so supplemented from time to time is hereinafter called the "Note Prospectus". Any reference herein to the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Note Prospectus, as amended and supplemented, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement, or the issue date of such Preliminary Prospectus, the Prospectus, or the Note Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus, the Prospectus, or the Note Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement or the issue date of any Preliminary Prospectus, the Prospectus, or the Note Prospectus, as the case may be, deemed to be incorporated therein by reference and (ii) with respect to the Registration Statement, the filing of any additional registration statement relating to debt securities if Notes are to be offered or sold under such additional registration statement.

        (b) When the Registration Statement became effective, when any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus (other than a supplement specifying the terms of the debt securities other than the Notes) or the Note Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act, on each day during an Offering Period, and at the time of each delivery of Notes to (i) any purchaser or his Agent whose offer to purchase such Notes was delivered to the Company during an Offering Period and (ii) any Agent purchasing such Notes as principal pursuant to a Terms Agreement (each such time referenced above being referred to herein as a "Representation Date"):

                   (i) No stop order suspending the effectiveness of the Registration Statement is in effect, and no proceeding for such purpose has been initiated or, to the knowledge of the Company or MCN, threatened by the Commission;

                  (ii) The Registration Statement and the Note Prospectus comply, and any amendments or supplements thereto will comply, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date in the case of the Registration Statement and any amendment thereto and as of the applicable filing date in the case of the Note Prospectus and any supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or MCN by the Agents expressly for use in the Registration Statement or Note Prospectus as amended or supplemented to relate to a particular issuance of the Notes;

                 (iii) The documents incorporated or deemed to be incorporated by reference in the Registration Statement or the Note Prospectus, or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission or last amended, as the case may be, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or MCN by the Agents expressly for use in the Note Prospectus as amended or supplemented to relate to a particular issuance of the Notes;

                  (iv) The financial statements and any supporting schedules of MCN and its subsidiaries included or incorporated by reference in the Registration Statement and the Note Prospectus present fairly the financial position of MCN and its subsidiaries as of the dates indicated and the results of their operations for the periods specified; and, except as otherwise stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

                   (v) Neither the Company, MCN nor any of their respective subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Note Prospectus any material loss or any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, otherwise than as set forth in the Note Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Note Prospectus, except as otherwise stated therein, (A) there has not been any change in the capital stock or long-term debt including capital lease obligations (other than changes resulting from sinking fund and installment provisions under any long-term debt agreement (scheduled payments on lease obligations) to which the Company, MCN or any of their respective subsidiaries is a party, terms of the preferred stock of MCN or Michigan Consolidated Gas Company ("MichCon"), terms of the preferred securities of MCN Michigan Limited Partnership ("MCN Michigan") and purchases in the open market in anticipation thereof or any other changes which changes are not, in the aggregate, material) of the Company or any of its subsidiaries,
         (B) there have been no transactions entered into by the Company, MCN or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company or MCN and their respective subsidiaries considered as one enterprise, (C) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, (D) except for regular quarterly dividends on common stock of MCN in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by MCN on any class of its capital stock and (e) except for monthly dividends on the 9 3/8% Cumulative Preferred Securities, Series A of MCN Michigan in amounts per preferred security that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by MCN Michigan on any series of its preferred securities;

                  (vi) Each of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Note Prospectus and to execute and deliver this Agreement and to perform their obligations hereunder; and neither the Company nor MCN owns or leases property or conducts any business so as to require qualification as a foreign corporation for the transaction of business in any jurisdiction where it is not qualified to transact business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise;

                 (vii) Each subsidiary of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Note Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company or MCN, as the case may be, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity with the exception of Saginaw Bay Pipeline Company whose stock is pledged under a certain project financing agreement;

                (viii) Each of the Company and MCN has an authorized capitalization as set forth in the Note Prospectus, and all of the issued shares of capital stock of the Company and MCN have been duly and validly authorized and issued and are fully paid and non-assessable;

                  (ix) Each of the Company, MCN and their respective subsidiaries has good and marketable title to all material real and personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Note Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company, MCN or their respective subsidiaries, respectively; and any real property and buildings held under lease by the Company or MCN and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the

         Company, MCN or their respective subsidiaries, respectively; the pipeline, distribution main and underground gas storage easements enjoyed by the subsidiaries of Company and MCN, respectively, are valid, subsisting and enforceable easements with such exceptions as are not material and do not interfere with the conduct of the business of the subsidiaries of Company or MCN, respectively; the Company, MCN and their respective subsidiaries possess all licenses, franchises, indeterminate permits, certificates, other permits, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the properties owned or leased by each of them and for the operation of the business carried on by each of them with such exceptions and any burdensome provisions which, singly or in the aggregate, are not material and do not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise; all such licenses, franchises, indeterminate permits, certificates, other permits, orders, authorizations, approvals and consents are in full force and effect and except as otherwise set forth in the Registration Statement and Note Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof;

                   (x) The Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by (i) the Support Agreement which will be substantially in the form filed as an exhibit to the Registration Statement and (ii) the Indenture; the Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes, and the Support Agreement has been duly and validly authorized, executed and delivered by each of MCN and the Company and constitutes, a valid and legally binding instrument, enforceable against MCN or the Company, as the case may be, in accordance with its terms; the Notes and Indenture will be substantially in the form heretofore delivered to the Agents and conform to the descriptions thereof in the Prospectus as originally filed with the Commission and will conform to the descriptions thereof in the Note Prospectus; the Support Agreement conforms to the description thereof in the Prospectus as originally filed and will conform to the descriptions thereof in the Note Prospectus;

                  (xi) None of the Company, MCN or any of their respective subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; the issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the execution, delivery and performance by the Company and MCN of this Agreement, the execution, delivery and performance by the Company of the Indenture, the execution, delivery and performance by the Company and MCN of the Support Agreement, the consummation of the transactions herein and therein contemplated, and the compliance by the Company and MCN with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and MCN and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or MCN or any of their respective subsidiaries pursuant to the terms of, any statute, indenture, mortgage, deed of trust, loan agreement, note, lease, or other agreement or instrument to which the Company or MCN or any of their respective subsidiaries is a party or by which the Company or MCN or any of their respective subsidiaries is bound or to which any of the properties or assets of the Company or MCN or any of their respective subsidiaries is subject, nor will such action result in a violation of the provisions of the charter or by-laws of the Company or MCN, the charter or by-laws of any of their respective subsidiaries, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or MCN or any of their respective subsidiaries or any of its or their properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any court or any such regulatory authority or other governmental body required for the solicitation of offers to purchase the Notes, the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, the Support Agreement or the Indenture including the registration under the Act of the Notes and the qualification of the Indenture under the Trust Indenture Act have been, or will have been prior to the Commencement Date, obtained and are, or will be at the Commencement Date, in full force and effect, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction in connection with the solicitation by the Agents of offers to purchase the Notes from the Company and with purchases of the Notes by the Agents as principal, as the case may be, in each case in the manner contemplated hereby;

                 (xii) This Agreement has been duly and validly authorized, executed and delivered by each of the Company and MCN and, upon execution and delivery by the Agents, will constitute a valid and legally binding obligation of the Company and MCN enforceable against the Company and MCN in accordance with its terms;

                (xiii) MCN's obligations under the Support Agreement will rank prior to the equity securities and subordinated indebtedness of MCN and equal with all other unsecured and unsubordinated indebtedness of MCN, whether now or hereafter outstanding;

                 (xiv) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or MCN, threatened, against or affecting the Company or MCN or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Note Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of any transaction contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or MCN or any of their respective subsidiaries is a party or to which any of their respective properties or assets is the subject which are not described in the Registration Statement or the Note Prospectus, including ordinary routine litigation incidental to the business of the Company or MCN or any of their respective subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or MCN or any of their respective subsidiaries which are required to be filed as exhibits to the Registration Statement, or to any documents incorporated by reference therein, by the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, which have not been so filed;

                  (xv) No labor dispute with the employees of the Company or MCN or any of their respective subsidiaries exists or, to the knowledge of the Company or MCN is imminent; and neither the Company or MCN is aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which might be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise;

                 (xvi) Deloitte & Touche LLP are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

                (xvii) MCN is presently exempt from the provisions of the Public Utility Holding Company Act of 1935 (the "1935 Act") (except
         Section 9(a)(2) thereof) which would otherwise require it to register thereunder;

               (xviii)    Immediately after the sale of the Notes by the
         Company hereunder, the aggregate amount of the Notes which shall have been issued and sold by the Company hereunder and of any debt securities of the Company (other than the Notes) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

                 (xix) None of the Company, MCN or any of their respective subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the Investment Company Act of 1940, as amended (the "1940 Act");

                  (xx) The Company and MCN are in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba; and

                 (xxi) The Notes, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted under the provisions of the Commodity Exchange Act.

                 (c) Any certificate signed by any director or officer of the Company or MCN and delivered to any Agent or to counsel for the Agents in connection with an offering of Notes through such Agent as agent, or the sale of Notes to such Agent as principal shall be deemed a representation and warranty by the Company or MCN, as the case may be, to such Agent as to the matters covered thereby on the date of such certificate and at each Representation Date subsequent thereto.

                 3. Covenants of the Company and MCN. Each of the Company and MCN agrees with each Agent that:

                 (a) The Company or MCN will give each Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement, any amendment or supplement to the Prospectus which would create a Note Prospectus, or any amendment or supplement to the Note Prospectus (other than an amendment or supplement providing solely for a change in the interest rate of the Notes and other than a pricing supplement except with respect to the Agent which made or presented the offer to purchase the applicable Note), whether by filing of documents pursuant to the Act, the Exchange Act or otherwise, and will furnish each Agent with copies thereof for its review a reasonable time in advance of such proposed filing or preparation, as the case may be, and will not file any such proposed amendment or supplement or other documents in a form to which any Agent or counsel for the Agents shall reasonably object. Subject to the foregoing sentence, the Company and MCN will promptly cause the Prospectus together with each supplement thereto which would create a Note Prospectus, and each Note Prospectus together with each supplement thereto, to be filed with the Commission pursuant to Rule 424(b) under the Act.

                 (b) The Company and MCN will promptly advise the Agents (i) when any amendment to the Registration Statement shall have become effective,
(ii) of the filing of any amendment or supplement to the Prospectus which creates a Note Prospectus, including the filing of documents incorporated therein by reference, (iii) of the filing of any amendment or supplement to the Note Prospectus, including the filing of documents incorporated therein by reference, (iv) of any request by the Commission for any amendment of the Registration Statement or amendment or supplement to the Prospectus which would create a Note Prospectus, or any amendment of or supplement to the Note Prospectus, or for any additional information or any comments with respect thereto, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for such purpose and (vi) of the receipt by the Company or MCN of any notification with respect to the suspension of the qualification of the Notes for sale in any state or jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company and MCN will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will inform you promptly, upon your request, of the aggregate offering price or purchase price of debt securities registered under the Registration Statement that remain unissued, and will promptly advise you to suspend solicitations of orders to purchase Notes at any time when all securities registered under the Registration Statement have been issued.

                 (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Registration Statement or the Note Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Registration Statement or the Note Prospectus to comply with the Act or the Exchange Act or the rules and regulations of the Commission thereunder, the Company or MCN will immediately notify each Agent, such notice to be confirmed in writing, and, if so notified by the Company or MCN, each Agent shall forthwith suspend solicitation of offers to purchase Notes in the Agents' capacities as agent and cease sales of any Notes any Agent may then own as principal; the Company and MCN promptly will prepare and file with the Commission, subject to subsections (a) and (b) of this Section 3, an amendment or supplement to the Registration Statement or Note Prospectus which will correct such statement or omission or an amendment which will effect such compliance and will supply such amended or supplemented Note Prospectus to each Agent in such quantities as such Agent may reasonably request. If such amendment or supplement, and any documents, certificates and opinions furnished to each Agent pursuant to Section 3(i) below in connection with the preparation or filing of such amendment or supplement, are satisfactory in all respects to each Agent, each Agent will, upon the filing of such amendment or supplement with the Commission or effectiveness of an amendment to the Registration Statement, resume its obligations to solicit offers to purchase Notes hereunder.

                 (d) MCN will make generally available to its security holders and deliver to each of the Agents as soon as practicable, but not later than 15 months after the end of a fiscal quarter of MCN during which any Notes are sold through or purchased by any of the Agents, a consolidated earnings statement (which need not be audited) of MCN and its subsidiaries for the 12-month period within such 15 months, which earnings statements shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including Rule 158 under the Act).

                 (e) The Company and MCN will deliver to (i) each Agent and counsel for the Agents as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Agents may reasonably request and (ii) as many copies of the Note Prospectus (as amended or supplemented) as the Agents may reasonably request so long as the Agents are required to deliver a Note Prospectus in connection with sales or solicitations of offers to purchase the Notes.

                 (f) The Company and MCN will prepare, with respect to any Notes to be sold through or to the Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agent and will file such pricing supplement pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such pricing supplement is first used or such earlier time as such pricing supplement may be required to be filed with the Commission.

                 (g) The Company and MCN will use their best efforts to arrange for the qualification of the Notes for sale under the laws of such jurisdictions as the Agents may designate (provided, however, that neither the Company nor MCN shall be obligated to qualify as a foreign corporation in, or to execute or file any general consent to service of process under the laws of any jurisdiction), will maintain such qualifications in effect so long as required for the distribution of the Notes and will arrange for the determination of the legality of the Notes for purchase by institutional investors.

                 (h) In the event that the Company exercises its right to sell Notes directly on its own behalf, such sales shall be made in compliance with Federal and state securities laws, including those relating to broker-dealer and salesperson registration.

                 (i) The Company and MCN shall furnish to each Agent such documents, certificates of officers of the Company or MCN, and opinions of counsel for the Company or MCN, relating to the business, operations and affairs of the Company or MCN, the Registration Statement and the Note Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Support Agreement, the Procedures and the performance by the Company, MCN and the Agents of their respective obligations hereunder and thereunder as any of the Agents may from time to time prior to the termination of this Agreement reasonably request.

                 (j) The Company and MCN, during the period when the Note Prospectus is required to be delivered under the Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder.

                 (k) During the period, if any, specified in the Terms Agreement, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company, other than the Notes, without the prior written consent of the Agents.

                 (l) On or prior to the date on which there shall be released to the general public interim financial statement information related to MCN with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company and MCN shall furnish such information to the Agents, confirmed in writing, and shall cause the Note Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the Act or the Exchange Act and the rules and regulations of the Commission thereunder.

                 (m) On or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of MCN for the preceding fiscal year, the Company and MCN shall cause the Registration Statement and the Note Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act, the Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the Act or the Exchange Act and the rules and regulations of the Commission thereunder.

                 (n) The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Note Prospectus under the caption "Use of Proceeds".

                 4. Conditions to the Obligations of the Agents. The obligations of each Agent to solicit offers to purchase the Notes as agent of the Company and to purchase Notes as principal shall be subject to the accuracy of the representations and warranties on the part of the Company and MCN contained herein and to the accuracy of the statements of the Company and MCN made in any certificates pursuant to the provisions hereof, to the performance by the Company and MCN of their respective obligations hereunder and to the following additional conditions precedent:

                 (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall then be pending before or, threatened by the Commission.

                 (b) Each Agent shall have received the opinion of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary for MCN, and Vice President, General Counsel and Secretary of the Company, dated the Commencement Date, in form and substance satisfactory to the Agents and their counsel, to the effect that:

                 (i) each of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Note Prospectus and to execute and deliver this Agreement and to perform its obligations hereunder; and neither the Company nor MCN owns or leases property or conducts any business so as to require qualification as a foreign corporation for the transaction of business in any jurisdiction where it is not qualified to transact business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise;

             (ii) Each subsidiary of the Company and MCN has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Note Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of such counsel's knowledge is owned by the Company or MCN, as the case may be, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity with the exception of Saginaw Bay Pipeline Company whose stock is pledged under a certain project finance agreement;

            (iii) None of the Company, MCN nor any of their respective subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or any of them or their properties may be bound; the issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the execution, delivery and performance by the Company and MCN of this Agreement, the execution, delivery and performance by the Company of the Indenture, the execution, delivery and performance by the Company and MCN of the Support Agreement, the consummation of the transactions herein and therein contemplated, and the compliance by the Company and MCN with their obligations hereunder and thereunder have been duly authorized by all necessary corporate action of the Company and MCN and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company or MCN or any of their respective subsidiaries pursuant to the terms of, any statute, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or MCN or any of their respective subsidiaries is a party or by which the Company or MCN or any of their respective subsidiaries is bound or to which any of the property or assets of the Company or MCN or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or MCN, the charter or by-laws of any of their respective subsidiaries, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or MCN or any of their respective subsidiaries or any of its or their properties; and all consents, approvals, authorizations, orders, registrations or qualifications of or with any court or any such regulatory authority or other governmental body required for the solicitation of offers to purchase the Notes, the issue and sale of the Notes or the consummation of the other transactions contemplated by this Agreement, the Support Agreement or the Indenture, including the registration under the Act of the Notes and the qualification of the Indenture under the Trust Indenture Act have been obtained and are in full force and effect, except such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws or any jurisdiction in connection with the solicitation by the Agents of offers to purchase the Notes from the Company and with purchases of the Notes by the Agents as principal, as the case may be, in each case in the manner contemplated hereby;

             (iv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or documents required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; the descriptions thereof or references thereto are correct, and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, referred to, filed or incorporated by reference;

                 (v) The Company, MCN and their respective subsidiaries possess all licenses, franchises, indeterminate permits, certificates, other permits, authorizations, approvals, consents and orders of all governmental authorities or agencies necessary for the ownership or lease of the properties owned or leased by each of them and for the operation of the business carried on by each of them with such exceptions and any burdensome provisions which, singly or in the aggregate, are not material and do not materially adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise; all such licenses, franchises, indeterminate permits, certificates, other permits, orders, authorizations, approvals and consents are in full force and effect and except as otherwise set forth in the Registration Statement and the Note Prospectus, there are no legal or governmental proceedings pending or threatened that would result in a material modification, suspension or revocation thereof;

             (vi) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to such counsel's knowledge, threatened, against or affecting the Company or MCN or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement or the Note Prospectus (other than as disclosed therein), or which might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of any transaction contemplated by this Agreement; all pending legal or governmental proceedings to which the Company or MCN or any of their respective subsidiaries is a party or to which any of their respective property or assets is the subject which are not described in the Registration Statement or the Note Prospectus, including ordinary routine litigation incidental to the business of the Company or MCN or any of their respective subsidiaries, are, considered in the aggregate, not material; and there are no contracts or documents of the Company or MCN or any of their respective subsidiaries which are required to be filed as exhibits to the Registration Statement, or to any documents incorporated by reference therein, by the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, which have not been so filed;

            (vii) Each of the Company and MCN has an authorized capitalization as set forth in the Note Prospectus and all of the issued shares of capital stock of the Company and MCN have been duly and validly authorized and issued and are fully paid and nonassessable;

           (viii) Each of the Company, MCN and their respective subsidiaries has good and marketable title to all material real and personal property owned by each of them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Note Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company, MCN or their respective subsidiaries, respectively; and any real property and buildings held under lease by the Company, MCN and their respective subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, MCN or their respective subsidiaries, respectively;

             (ix) The information in the Note Prospectus under "Use of Proceeds", "Description of the Offered Notes", "MCN Corporation", "MCN Investment Corporation", "Description of Debt Securities" and "Support Agreement", to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects; such counsel has no reason to believe that, as of the effective date of the Registration Statement, either the Registration Statement or the Note Prospectus (or, as of its date, any amendment or supplement thereto made by the Company or MCN prior to the date of such opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, either the Registration Statement or the Note Prospectus (or any such amendment or supplement thereto) contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                 (x) The Registration Statement is effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act or, proceedings therefor instituted or, to the best of such counsel's knowledge, threatened by the Commission; the Registration Statement and the Note Prospectus and any further amendments and supplements thereto prior to the date of such opinion (other than financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder;

             (xi) The documents incorporated by reference in the Note Prospectus at the time they were filed with the Commission or amended (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of the Registration Statement, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading;

           (xii) The Indenture has been duly and validly authorized, executed and delivered by the Company and qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general applicability relating to or affecting creditors' rights or by general equity principles;

            (xiii) All taxes and fees required to be paid by the laws of the State of Michigan and jurisdictional subdivisions thereof with respect to the execution of the Indenture and the issuance of the Notes have been paid;

             (xiv) The Notes, in the form(s) certified by the Company as of the date hereof, have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement, and when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and each holder of Notes will be entitled to the benefits provided by the

         Support Agreement and the Indenture; and the Notes, the Indenture and the Support Agreement conform to the descriptions thereof in the Note Prospectus;

            (xv) Each of this Agreement and the Support Agreement has been duly and validly authorized, executed and delivered by each of the Company and MCN;

           (xvi) The Notes, in the form(s) certified by the Company as of the date hereof, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture, will be excluded or exempted from the provisions of the Commodity Exchange Act, assuming the accuracy of any certifications of factual matters furnished by the Agents or the Company in connection with the issuance thereof;

          (xvii) MCN is presently exempt from the provisions of the 1935 Act (except Section 9(a)(2) thereof) which would otherwise require it to register thereunder;

         (xviii) None of the Company, MCN or any of their respective subsidiaries is an "investment company" or under the "control" of an "investment company" as such terms are defined under the 1940 Act; and

           (xix) The Company and MCN are in compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba.

              (c)  Each Agent shall have received from LeBoeuf, Lamb, Greene
& MacRae, L.L.P., counsel for the Agents, an opinion, dated the Commencement Date, with respect to the issuance and sale of the Notes, the Indenture, the Registration Statement, the Note Prospectus and other related matters as any of the Agents may reasonably require, and the Company and MCN shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

              (d)  In giving their opinions required by subsections (b) and
(c), respectively, of this Section, Daniel L. Schiffer, Esq. and LeBoeuf, Lamb, Greene & MacRae, L.L.P. shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the time it became effective or at the Commencement Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Note Prospectus (other than the financial statements and related schedules and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion), at the Commencement Date, or if such opinion is being delivered in connection with the purchase of Notes by the Agent as principal pursuant to Section 1(g) hereof at the date of any Terms Agreement and at the Purchase Date with respect thereto, as the case may be, included (or includes) an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinion, LeBoeuf, Lamb, Greene & MacRae, L.L.P. may rely as to matters of Michigan law upon the opinion of Daniel L. Schiffer, Esq. which opinion shall be in form and substance satisfactory to counsel for the Agents.

                 (e) At the Commencement Date, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Note Prospectus, as amended and supplemented, or since the date of any agreement by any Agent to purchase Notes as principal, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Company and MCN shall have each furnished to you a certificate of its Chairman of the Board, President or a Vice President, and by its chief financial or accounting officer, dated the Commencement Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties contained in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Commencement Date, (iii) the Company and MCN, respectively, have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Commencement Date and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to his or her knowledge, threatened by the Commission.

                 (f) At the Commencement Date, each Agent shall have received from Deloitte & Touche LLP a letter dated the Commencement Date in form and substance satisfactory to each Agent, to the effect set forth below and as to such other matters as the Agents may reasonably request, that:

                 (i) They are independent certified public accountants with respect to the Company and MCN and their respective subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

             (ii) In their opinion, the consolidated financial statements, consolidating financial statements and any supplementary financial information and schedules audited

         (and, if applicable, prospective financial statements and/or pro forma financial information examined) by them and included or incorporated by reference in the Registration Statement or the Note Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations thereunder; and if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, prospective financial statements, consolidating financial statements and/or condensed financial statements derived from audited financial statements of MCN for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Agents;

            (iii) (A) The unaudited selected financial information with respect to the consolidated results of operations and financial position of MCN for the five most recent fiscal years and (B) the unaudited consolidating financial statements with respect to the results of operations, financial position and cash flows of the Company, MichCon, and MCN and certain other subsidiaries (the "Designated Companies") for the three most recent fiscal years with respect to the income statement and cash flows and the two most recent fiscal years with respect to the balance sheet, in each case, included in the Note Prospectus and included or incorporated by reference in MCN's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement and eliminations where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in MCN's Annual Reports on Form 10-K for such fiscal years;

             (iv) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, including a reading of the unaudited consolidated financial statements, consolidating financial statements and other information referred to below, a reading of the latest available unaudited interim consolidated financial statements of MCN and its subsidiaries and the unaudited consolidating financial statements of the Designated Companies, inspection of the minute books of MCN and its subsidiaries since the audited consolidated financial statements set forth in MCN's Annual Report on Form 10-K for the most recent year, inquiries of officials of MCN and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                          (A) The unaudited consolidated financial statements and the unaudited consolidating financial statements of the Designated Companies set forth in MCN's Quarterly Reports on Form 10-Q incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as they apply to Form 10-Q and the published rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements set forth in MCN's Annual Report on Form 10-K for the most recent year ended incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented;

                          (B) any other unaudited income statement data and balance sheet items included in the Note Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements or the unaudited consolidating financial statements of the Designated Companies from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements or the audited consolidating financial statements of the Designated Companies included or incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented;

                          (C) any unaudited pro forma consolidated condensed financial statements or any unaudited pro forma consolidating financial statements included or incorporated by reference in the Note Prospectus as amended or supplemented do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments or eliminations have not been properly applied to the historical amounts in the compilation of those statements;

                          (D) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock or long-term debt including capital lease obligations (except for sinking fund and installment requirements under their long-term debt agreements, terms of the preferred stock of MCN and MichCon, terms of the preferred securities of MCN Michigan and purchases in the open market in anticipation thereof) or any increase in short-term debt, or any decrease in consolidated common shareholder's equity (other than periodic dividends declared to stockholders) of MCN and its consolidated subsidiaries, in each case as compared with the corresponding amounts shown in the latest consolidated statement of financial position incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented, except in all instances for changes, increases or decreases which the Note Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter;

                          (E) for the period from the date of the latest consolidated financial statements or consolidating financial statements included or incorporated by reference in the Note Prospectus to the end of the latest period for which consolidated financial statements or consolidating financial statements are available there were any decreases in consolidated operating revenues, operating income, net income or earnings available for common stock of MCN and its consolidated subsidiaries, or any increases in any items specified by the Agents, in each case as compared with the corresponding period in the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Note Prospectus as amended or supplemented, including financial information incorporated by reference, discloses have occurred or may occur or which are described in such letter; and

                          (F) The unaudited consolidated financial statements or consolidating financial statements referred to in Clause
                 (E) are not stated on a basis substantially consistent with the audited consolidated financial statements or consolidating financial statements, as the case may be, incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented.

                 (v) In addition to the limited procedures, inspection of minute books, inquiries and other procedures referred to in clause
         (iii) and (iv) above, they have carried out certain other specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of MCN and its subsidiaries, which appear in the Note Prospectus as amended or supplemented and the Registration Statement, in MCN's Annual Report on Form 10-K for the latest year ended and in MCN's Quarterly Reports on Form 10-Q since the latest Annual Report on Form 10-K and which are specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of MCN and its subsidiaries and have found them to be in agreement.

                 (g) Other than as set forth or contemplated in the Registration Statement and the Note Prospectus as amended or supplemented (i) neither the Company, MCN nor any of their respective subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and the Note Prospectus as amended or supplemented any material loss or interference with its business; and (ii) since the respective dates as of which information is given in the Registration Statement and the Note Prospectus as amended or supplemented there shall not have been any change in the capital stock or long-term debt including capital lease obligations (other than changes resulting from sinking fund and installment provisions under any long-term debt agreement (scheduled payments on lease obligations) to which the Company, MCN or any of their respective subsidiaries is a party, terms of the preferred stock of MCN or MichCon, terms of the preferred securities of MCN Michigan and purchases in the open market in anticipation thereof) or any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries, the effect of which in any such case described in clause (i) or (ii) of this subsection (g) is in the judgment of the Agents so material and adverse as to make it impracticable or inadvisable to commence or continue the offering of the Notes as contemplated by the Registration Statement or the Note Prospectus.

                 (h) Subsequent to the date of this Agreement (1) no downgrading shall have occurred in the rating accorded the debt securities of the Company or MCN by any "nationally recognized securities rating organization" as that term is defined by the Commission for the purposes of Rule 436(g) of Regulation C, or (2) no review of the rating assigned to any debt securities of the Company or MCN with a view to possible downgrading or with negative implications for the Company or MCN, as the case may be, shall have been announced.

                 (i) The Company and MCN shall have furnished to the Agents and counsel for the Agents, such further information, certificates and documents as the Agents may reasonably request from time to time; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and counsel for the Agents.

                 If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement (or, at the option of the Agent, any applicable Terms Agreement by the Agent to purchase Notes as principal), or if any of the opinions or certificates mentioned above or elsewhere in this Agreement (or any applicable Terms Agreement) shall not be in all material respects reasonably satisfactory in form and substance to an Agent and its counsel, this Agreement (or any applicable Terms Agreement) with respect to such Agent, and all obligations of such Agent hereunder or thereunder, as the case may be, may be terminated by such Agent by notice to the Company and MCN at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(d) hereof, the provisions concerning payment of expenses under Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations and indemnities to survive set forth in Section 12 hereof, the provisions relating to governing law set forth in
Section 16 and the provisions relating to successors set forth in Section 14 hereof shall remain in full force and effect.

                 5. Delivery of and Payment for Notes Sold through the Agents. Delivery of Notes sold through the Agent as agent shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent for its loss of the use of the funds for the period such funds were credited to the Company's account.

                 6. Additional Covenants of the Company and MCN. Each of the Company and MCN covenants and agrees with each Agent that:

                 (a) Each acceptance by it of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), and each delivery of Notes to the Agent (whether to the Agent as principal or through the Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company and MCN contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or its agent, or to the Agent, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Note Prospectus as amended and supplemented to each such time).

                 (b) Each time that (i) the Registration Statement or the Note Prospectus is amended (which for the purposes of this Section 6 shall include the filing by the Company OR MCN of materials incorporated by reference in the Registration Statement or the Note Prospectus) or supplemented (other than by an amendment or supplement relating to any offering of securities other than the Notes or providing solely for the terms of any Notes or for a change deemed immaterial in the reasonable opinion of the Agents), (ii) the Prospectus is supplemented to create a Note Prospectus, (iii) (if required in connection with the purchase of the Notes by the Agent as principal) the Company sells Notes to an Agent as principal or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company and MCN will each deliver or cause to be delivered forthwith to each Agent a certificate signed by its Chairman of the Board, President or a Vice President, and by its chief financial or accounting officer, dated the date of the effectiveness of such amendment, the date of filing of such supplement or materials, or the date of such sale, as the case may be, in form and substance satisfactory to each Agent, to the effect that the statements contained in the certificate referred to in Section 4(e) that was last furnished to each Agent (either pursuant to Section 4(e) or pursuant to this Section 6(b)) are true and correct at the time of the effectiveness of such amendment (which for the purposes of this Agreement in the case of the filing of materials incorporated by reference shall be the date of the filing of such materials), the filing of such supplement or the date of sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, as amended at the time of effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 4(e) but modified, as necessary, to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of delivery of such certificate.

                 (c) Each time that (i) the Registration Statement or the Note Prospectus is amended or supplemented (which for the purposes of this Section 6 shall include the filing by the Company or MCN of materials incorporated by reference in the

Registration Statement or the Note Prospectus) or supplemented (other than by an amendment or supplement relating to any offering of securities other than the Notes or providing solely for the terms of any Notes or for a change deemed immaterial in the reasonable opinion of the Agents), (ii) the Prospectus is supplemented to create a Note Prospectus, (iii) (if required in connection with the purchase of the Notes by the Agent as principal) the Company sells Notes to an Agent as principal, or (iv) if the Company issues and sells Notes in a form not previously certified to the Agents by the Company, the Company and MCN shall furnish to or cause to be furnished forthwith to each Agent a written opinion of Daniel L. Schiffer, Esq., Senior Vice President, General Counsel and Secretary of MCN, and Vice President, General Counsel and Secretary of the Company to the effect set forth in Sections 4(b) but modified as necessary to relate to the Registration Statement and the Note Prospectus as amended and supplemented to the time of delivery of such opinion. Any such opinion shall be dated the date of the effectiveness of such amendment, the date of filing of such supplement or materials or the date of such sale, as the case may be, in form and substance satisfactory to each Agent. In lieu of such opinion, such counsel may furnish to each Agent a letter to the effect that each Agent may rely on such counsel's last opinion to the same extent as though it were dated the date of such letter authorizing reliance on such last opinion (except that statements in such last opinion will be deemed to relate to the Registration Statement, as amended at the time of the effectiveness of such amendment, and to the Prospectus or the Note Prospectus (as the case may be), as amended and supplemented at the date of delivery of such letter).

                 (d) Each time that (i) the Registration Statement or the Note Prospectus is amended or supplemented to set forth additional financial information or there is filed with the Commission any document incorporated by reference into the Note Prospectus which contains additional financial information or (ii) (if required in connection with the purchase of the Notes by the Agent as principal) the Company sells Notes to an Agent as principal, the Company and MCN shall cause Deloitte & Touche LLP, its independent auditors, forthwith to furnish each Agent with a letter, dated the date of the effectiveness of such amendment, the date of filing of such supplement or document or the date of such sale, as the case may be, in form and substance satisfactory to each Agent, of the same tenor as the portions of the letter referred to in subsections (i), (ii) and (iii) of Section 4(f), but modified to relate to the Registration Statement and Note Prospectus, as amended and supplemented to the date of such letter, and of the same tenor as the portions of the letter referred to in subsections (iv) and (v) of Section 4(f), with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

                 7. Right of Agent Who Agreed to Purchase as Principal to Refuse to Purchase. The Company and MCN agree that any Agent who has agreed to purchase and pay for any Note as principal, shall have the right to refuse to purchase such Note if, at the date of delivery of such Note, either (a) any condition set forth in Section 4 shall not be satisfied or (b) subsequent to the agreement to purchase such Note, any change, or any development involving a prospective change, in or affecting the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries, in each case, considered as one enterprise, shall have occurred the effect of which is, in the judgment of such Agent, so material and adverse as to make it impractical or inadvisable to proceed with the delivery of such Note. Notwithstanding the foregoing, under no circumstances shall any such Agent have any duty or obligation to exercise the judgment permitted to be exercised under this Section 7.

                 8. Indemnification. (a) The Company and MCN jointly and severally agree to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or to MCN by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto);

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and MCN; and

            (iii) against any and all expense whatsoever, as incurred (including, the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

                 (b) Each Agent severally agrees to indemnify and hold harmless the Company, MCN, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or MCN within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or to MCN by the Agents expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, Prospectus or Note Prospectus (or any amendment or supplement thereto).

                 (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

                 9. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 is for any reason held to be unavailable to or insufficient to hold harmless the indemnified parties although applicable in accordance with its terms, the Company and MCN, on the one hand, and the Agents, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and MCN, on the one hand, and one or more of the Agents, on the other hand, as incurred, in such proportion so that each Agent is responsible for that portion represented by
the     percentage that the total commissions and underwriting discounts received by such Agent to the date of such liability, and the Company and MCN are responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Agent within the meaning of Section 15 of the Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, each director of MCN, each officer of MCN who signed the Registration Statement, and each person, if any, who controls the Company or MCN within the meaning of Section 15 of the Act shall have the same rights to contribution as the Company.

                 10. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company and MCN will pay all costs and expenses incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing:

                 (a) The preparation, printing and filing of the Registration Statement (including all exhibits thereto) and any amendments and supplements thereto, and any Preliminary Prospectus, Prospectus or Note Prospectus, and any amendments or supplements thereto;

                 (b) The preparation, filing and reproduction of this Agreement;

                 (c) The preparation, printing, issuance and delivery of the Notes, including fees and expenses relating to the use of book-entry notes;

                 (d) The fees and disbursements of the Company's and MCN's accountants and counsel, of the Trustee and its counsel, and of any Calculation Agent;

                 (e) The reasonable fees and disbursements of counsel to the Agents incurred heretofore or hereafter in connection with the offering, purchase and sale of the Notes;

                 (f) The qualification of the Notes under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey;

                 (g) The printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Note Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Note Prospectus and any amendments or supplements thereto in connection with solicitation or confirmations of sales of the Notes;

                 (h) The preparation, printing, reproducing and delivery to the Agents of copies of the Indenture relating to the Notes;

                 (i) Any fees charged by rating agencies for the rating of the Notes;

                 (j) The fees and expenses incurred in connection with the listing of the Notes on any securities exchange;

                 (k) The fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc.;

                 (l) Any advertising and other out-of-pocket expenses of the Agents incurred with the approval of the Company;

                 (m) The cost of providing any CUSIP or other identification numbers for the Notes; and

                 (n) The fees and expenses of any Depositary and any nominees thereof in connection with the Notes.

                 11. Termination. (a) This Agreement (excluding any Terms Agreement hereunder by an Agent to purchase Notes as principal) may be terminated for any reason, at any time either by the Company or by such Agent upon the giving of thirty days' written notice of such termination to such Agent or the Company, as the case may be.

                 (b) Each Terms Agreement shall be subject to termination in the absolute discretion of the Agent purchasing thereunder, immediately upon notice given to the Company and MCN prior to the close of business on the Purchase Date relating thereto (i) if there has been, since the date of the Terms Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or MCN and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or
(ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak or escalation of hostilities or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of such Agent, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in the Common Stock of MCN has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Michigan authorities or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company or MCN as of the date of any applicable principal purchase shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or MCN, or (v) if there shall have come to the Agent's attention any facts that would cause the Agent to believe that the Note Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement or a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

                 (c) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that (i) each Agent shall be entitled to any commission earned in accordance with Section 1(c) hereof, (ii) if at the time of termination (A) any Agent shall own any Notes purchased by it as principal with the intention of reselling them or (B) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(d) hereof, the provisions of Sections 8, 9, 10, 12, 14 and 16 hereof shall remain in full force and effect.

                 12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other certificates of officers of the Company and MCN set forth in or made pursuant hereto or thereto will remain in full force and effect, regardless of any investigation made by or on behalf of any Agent or the Company or MCN or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for any of the Notes.

                 13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Agents, will be mailed, delivered, telecopied or telegraphed and confirmed to it at the address specified in Schedule II hereto, or, if sent to the Company or MCN, will be mailed, delivered or telegraphed and confirmed to it, at 500 Griswold Street, Detroit, Michigan 48226, attention of the Secretary with a copy to the Treasurer.

                 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder. The term "successors and assigns" as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Notes from the Agents.

                 15. Counterparts. This Agreement may be executed in counterparts all of which, taken together, shall constitute a single agreement among the parties to such counterparts.

                 16. Governing Law; Forum. This Agreement will be governed by and construed in accordance with the laws of the State of New York. Any suit, action or proceeding brought by the Company against any Agent in connection with or arising under this Agreement shall be brought solely in the state or federal court of appropriate jurisdiction located in the Borough of Manhattan, The City of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each Agent.

                                            Very truly yours,

                                            MCN INVESTMENT CORPORATION


                                            By:______________________________
                                               Name:
                                               Title:

                                            MCN CORPORATION


                                            By:______________________________
                                               Name:
                                               Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED


By:      _________________________
         Name:
         Title:

SMITH BARNEY INC.


By: ______________________________
    Name:
    Title:

DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION


By: _______________________________
    Name:
    Title:

FIRST CHICAGO CAPITAL MARKETS, INC.


By: _______________________________
    Name:
    Title:

                                   SCHEDULE I

                           MCN INVESTMENT CORPORATION

                          Medium-Term Notes, Series A
                              Commission Schedule




Maturity Ranges                                                 Commission Rate
---------------                                                 ---------------
More than 9 months to less than 1 year                              .125%

1 year to less than 18 months                                       .150

18 months to less than 2 years                                      .200

2 years to less than 3 years                                        .250

3 years to less than 4 years                                        .350

4 years to less than 5 years                                        .450

5 years to less than 6 years                                        .500

6 years to less than 7 years                                        .550

7 years to less than 8 years                                        .600

8 years to less than 9 years                                        .600

9 years to less than 10 years                                       .600

10 years to less than 15 years                                      .625

15 years to less than 20 years                                      .700

20 years to 30 years                                                .750

Beyond 30 years                                                To be negotiated


                                  SCHEDULE II


                         ADDRESS FOR NOTICES TO AGENTS


Notices to Merrill Lynch & Co. shall be directed to it at:

         Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith Incorporated
         World Financial Center, North Tower
         10th Floor
         New York, New York  10281-1310
         Attn: MTN Product Management
         Telephone: (212) 449-7476
         Telecopy: (212) 449-2234


Notices to Smith Barney Inc. shall be directed to it at:

         Smith Barney Inc.
         390 Greenwich Street -- 4th Floor
         New York, New York  10013
         Attn: MTN Product Management/Origination -- Mark R. Meyer
         Telephone: (212) 723-5123
         Telecopy: (212) 723-8854


Notices to Donaldson, Lufkin & Jenrette Securities Corporation shall be directed to it at:

         Donaldson, Lufkin & Jenrette
           Securities Corporation
         140 Broadway
         New York, New York  10005-1285
         Attn:  Syndicate Department
         Telephone: (212) 504-4807
         Telecopy: (212) 504-4298


Notices to First Chicago Capital Markets, Inc. shall be directed to it at:

         First Chicago Capital Markets, Inc.
         153 West 51st Street
         New York, New York  10019
         Attn:  Linda A. Dawson
         Telephone:  (212) 373-1319
         Telecopy:  (212) 373-1391

                                                                       EXHIBIT A



                           MCN INVESTMENT CORPORATION

                           ADMINISTRATIVE PROCEDURES

                          MEDIUM-TERM NOTES, SERIES A

                               NOVEMBER 17, 1995

        Medium-Term Notes, Series A, Due Nine Months or More from Date of Issue (the "Notes") are to be offered on a continuing basis by MCN Investment Corporation, a Michigan corporation (the "Company"), to or through Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation and First Chicago Capital Markets, Inc. (each an "Agent" and, collectively, the "Agents"), pursuant to a Distribution Agreement dated November 17, 1995 (the "Distribution Agreement") between the Company, MCN Corporation ("MCN") and the Agents. The Distribution Agreement provides both for the sale of Notes by the Company to one or more of the Agents as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the related Agent or Agents) in which case the Agents will act as agents of the Company in soliciting Note purchases. The Notes will have the benefit of a Support Agreement dated as of September 1, 1995 between the Company and MCN.

        Unless otherwise agreed by the related Agent or Agents and the Company, Notes will be purchased by the related Agent or Agents as principal. Such purchases will be made in accordance with terms agreed upon by the related Agent or Agents and the Company (which terms shall be agreed upon orally, with written confirmation prepared by the related Agent or Agents and mailed to the Company). If agreed upon by any Agent or Agents and the Company, such Agent or Agents, acting solely as agent or agents for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that an Agent will perform shall apply.

        The Notes will be issued as a series of securities pursuant to an Indenture, dated as of September 1, 1995 (the "Indenture"), between the Company and NBD Bank, as trustee, with respect to the Notes (the "Trustee"). In accordance with the provisions of the Indenture, NBD Bank has been duly appointed by the Company as Transfer Agent and Paying Agent, in each case with respect to the Notes.

        A Registration Statement (the "Registration Statement", which term shall include any additional registration statements or amendments thereto filed in connection with the Notes as provided in the Distribution Agreement) with respect to the Notes has been filed with the Securities and Exchange Commission (the "Commission"). The most recent base Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus". The most recent supplement to the Prospectus setting forth the purchase price, interest rate, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement".

        The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book- Entry Note") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in certificated form (each, a "Certificated Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

        General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book- entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in certificated form will be issued in accordance with the procedures set forth in Part III hereof. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                         PART I:  PROCEDURES OF GENERAL
                                 APPLICABILITY



Date of
Issuance/Authentication:                   Each Note will be dated as of the date of its
                                           authentication by the Trustee.  Each Note shall also bear
                                           an original issue date (the "Original Issue Date").  The
                                           Original Issue Date shall remain the same for all Notes
                                           subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of
                                           authentication.

Maturities:                                Each Note will mature on a date selected by the investor or other purchaser and agreed to by the Company, or selected
                                           by the Company and agreed to by the investor or other
                                           purchaser from nine months or more from its Original Issue
                                           Date.

Registration:                              Unless otherwise provided in the applicable Pricing
                                           Supplement, Notes will be issued only in fully registered
                                           form.

Denominations:                             Unless otherwise provided in the applicable Pricing
                                           Supplement, Notes will be issued in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

Base Rates applicable
  to Floating Rate
  Notes:                                   Unless otherwise provided in the applicable Pricing
                                           Supplement, Floating Rate Notes (except for certain
                                           Original Issue Discount Notes) will bear interest at a rate or rates determined by reference to the CD Rate ("CD Rate
                                           Notes"), the Commercial Paper Rate ("Commercial Paper Rate
                                           Notes"), LIBOR ("LIBOR Notes"), the Prime Rate ("Prime Rate
                                           Notes"), the Federal Funds Rate ("Federal Funds Rate
                                           Notes"), the Treasury Rate ("Treasury Rate Notes"), or such other interest

                                           rate basis or formula as may be set forth in applicable Pricing
                                           Supplement, or by reference to two or more such rates, as
                                           adjusted by the Spread and/or Spread Multiplier, if any,
                                           applicable to such Floating Rate Notes.

Redemption/Repayment:                      The Notes will be subject to repayment at the option of the
                                           Holders thereof in accordance with the terms of the Notes
                                           on their respective Repayment Dates, if any.  Repayment
                                           Dates, if any, will be fixed at the time of sale and set
                                           forth in the applicable Pricing Supplement and in the
                                           applicable Note.  If no Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the
                                           option of the Holder prior to its Stated Maturity.

                                           The Notes will be subject to redemption by the Company on
                                           and after their respective Redemption Dates, if any.
                                           Redemption Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in
                                           the applicable Note.  If no Redemption Dates are indicated
                                           with respect to a Note, such Note will not be redeemable
                                           prior to its Stated Maturity.

Calculation of
  Interest:                                In case of Fixed Rate Notes, interest (including payments
                                           for partial periods) will be calculated and paid on the
                                           basis of a 360-day year of twelve 30-day months.

                                           The interest rate on each Floating Rate Note will be
                                           calculated by reference to the specified Base Rate or Rates in either case plus or minus the applicable Spread, if any, and/or multiplied by the applicable Spread Multiplier, if
                                           any.



                                           Unless otherwise provided in the applicable Pricing
                                           Supplement, interest on each Floating Rate Note will be
                                           calculated by multiplying its face amount by an accrued
                                           interest factor.  Such accrued interest factor is computed by adding the interest factor calculated for each day in
                                           the period for which accrued interest is being calculated.

                                           Unless otherwise specified in the applicable Pricing
                                           Supplement, the interest factor for each such day is
                                           computed by dividing the interest rate applicable to such
                                           day by 360 in the case of CD Rate Notes, Commercial Paper
                                           Rate Notes, Federal Funds Rate Notes, LIBOR Notes or Prime
                                           Rate Notes, or by the actual number of days in the year in the case of Treasury Rate Notes.  Unless otherwise
                                           specified in an applicable Pricing Supplement, the interest factor for Notes for which the interest rate is calculated with reference to two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates applied.

Interest:                                  General.  Each Note will bear interest in accordance with
                                           its terms.  Unless otherwise provided in an applicable
                                           Pricing Supplement, interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to
                                           which interest has been paid for all subsequent interest
                                           periods.  Each payment of interest will include interest
                                           accrued through the day preceding, as the case may be, the
                                           Interest Payment Date (provided that in the case of
                                           Floating Rate Notes which reset daily or weekly, unless
                                           otherwise specified on the applicable Note,


                                           interest payments will include interest accrued from and
                                           including the date of issue or from but excluding the last
                                           Record Date to which interest has been paid, as the case may be, through and including the Record Date next preceding the related Interest Payment Date), the Stated Maturity, any
                                           Redemption Date or any Repayment Date (each Stated
                                           Maturity, Redemption Date or Repayment Date is referred to herein as "Maturity").  Interest payable at Maturity will
                                           be payable to the Person to whom the principal of such Note is payable.  If an Interest Payment Date with respect to
                                           any Fixed Rate Note falls on a day that is not a Business
                                           Day, the payment of interest required to be made on such
                                           Interest Payment Date need not be made on such day, but may be made on the next succeeding Business Day with the same
                                           force and effect as if made on such Interest Payment Date
                                           and no interest shall accrue on such payment for the period from and after such Interest Payment Date.  If an Interest
                                           Payment Date (other than at Maturity) with respect to any
                                           Floating Rate Note would otherwise fall on a day that is
                                           not a Business Day, such Interest Payment Date will be the following day that is a Business Day, except that in the
                                           case of a LIBOR Note (or a Note for which LIBOR is an
                                           applicable Base Rate), if such day falls in the next
                                           succeeding calendar month, such Interest Payment Date will be the preceding day that is a Business Day.  If the date
                                           of Maturity of a Note is not a Business Day, the payment of principal and interest due on such day shall be made on the next succeeding Business Day and no interest shall accrue
                                           on such payment for the period from and after such
                                           Maturity.  For additional special provisions


                                           relating to Floating Rate Notes, see the Prospectus and
                                           the applicable Pricing Supplement.

                                           Record Dates.  Unless otherwise indicated in an applicable
                                           Pricing Supplement, the Record Date with respect to any
                                           Interest Payment Date for a Floating Rate Note shall be the date 15 calendar days (whether or not a Business Day)
                                           preceding such Interest Payment Date.  Unless otherwise
                                           indicated in an applicable Pricing Supplement, the Record
                                           Date with respect to any Interest Payment Date for a Fixed
                                           Rate Note will be the close of business on January 15 next preceding a February 1 Interest Payment Date or July 15
                                           next preceding an August 1 Interest Payment Date.

                                           Interest Payment Dates.  Interest payments will be made on each Interest Payment Date commencing with the first
                                           Interest Payment Date following the Original Issue Date;
                                           provided, however, the first payment of interest on any
                                           Note originally issued between a Record Date and an
                                           Interest Payment Date will occur on the Interest Payment
                                           Date following the next Record Date.

                                           Fixed Rate Notes.  Unless otherwise provided in an
                                           applicable Fixed Rate Note, interest payments on Fixed Rate
                                           Notes will be made semiannually on February 1 and August 1 of each year and at Maturity.

                                           Floating Rate Notes.  Interest payments on Floating Rate
                                           Notes will be made as specified in the related Floating
                                           Rate Note and Pricing Supplement.

Acceptance and
  Rejection of Offers
  from Solicitation
  as Agents:                               If agreed upon by any Agent and the Company, such Agent
                                           acting solely as agent for the Company and not as principal will solicit purchases of the Notes.  Each Agent will
                                           communicate to the Company, orally or in writing, each
                                           reasonable offer to purchase Notes solicited by such Agent on an agency basis, other than those offers rejected by
                                           such Agent.  Each Agent has the right, in its discretion
                                           reasonably exercised, to reject any proposed purchase of
                                           Notes, as a whole or in part, and any such rejection is not deemed a breach of the Agent's agreement contained in the
                                           Distribution Agreement.  The Company has the sole right to accept or reject any proposed purchase of the Notes, in
                                           whole or in part, and any such rejection is not deemed a
                                           breach of the Company's agreement contained in the
                                           Distribution Agreement.  Each Agent has agreed to make
                                           reasonable efforts to assist the Company in obtaining
                                           performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the
                                           Company.

Preparation of
  Pricing Supplement:                      If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement
                                           reflecting the terms of such Note and will arrange to file it with the Commission in accordance with Rule 424 under
                                           the Securities Act of 1933, as amended.  Information to be included in the Pricing Supplement shall include:

                                           1.       the name of the Company;

                                           2.       the title of the securities, including series
                                                    designation, if any;


                                           3.       the date of the Pricing Supplement and the dates
                                                    of the Prospectus and Prospectus Supplement to
                                                    which the Pricing Supplement relates;

                                           4.       the name of the Offering Agent (as hereinafter
                                                    defined);

                                           5.       whether such Notes are being sold to the Offering
                                                    Agent as principal or to an investor or other
                                                    purchaser through the Offering Agent acting as
                                                    agent for the Company;

                                           6.       with respect to Notes sold to the Offering Agent
                                                    as principal, whether such Notes will be resold by
                                                    the Offering Agent to investors and other
                                                    purchasers (i) at a fixed public offering price of
                                                    a specified percentage of their Principal Amount,
                                                    (ii) at varying prices related to prevailing
                                                    market prices at the time of resale to be
                                                    determined by the Offering Agent or (iii) at 100%
                                                    of their Principal Amount;

                                           7.       with respect to Notes sold to an investor or other
                                                    purchaser through the Offering Agent acting as
                                                    agent for the Company, whether such Notes will be
                                                    sold at (i) 100% of their Principal Amount or
                                                    (ii) at a specified percentage of their Principal
                                                    Amount;

                                           8.       the Offering Agent's commission or underwriting
                                                    discount;

                                           9.       net proceeds to the Company;

                                           10.      the Principal Amount, Original Issue Date, Stated
                                                    Maturity,  Initial Redemption Date, if any,
                                                    Initial Redemption Percentage, if any, Annual



                                                    Redemption Percentage Reduction, if any,
                                                    and Optional Repayment Date or Dates, if
                                                    any, and, in the case of Fixed Rate Notes,
                                                    the Interest Rate, the Interest Payment
                                                    Date or Dates (if other than February 1
                                                    and August 1 of each year) and the Record
                                                    Date or Dates (if other than January 15
                                                    and July 15 of each year), and, in the
                                                    case of Floating Rate Notes, the Base Rate
                                                    or Rates, the Index Maturity (if
                                                    applicable), the Initial Interest Rate,
                                                    the Maximum Interest Rate, if any, the
                                                    Minimum Interest Rate, if any, the
                                                    Interest Payment Date or Dates, the Record
                                                    Date or Dates, the Interest Reset Date or
                                                    Dates, the Spread and/or Spread
                                                    Multiplier, if any, and the Calculation
                                                    Agent;

                                           11.      the information with respect to the terms of the
                                                    Notes set forth below (whether or not the
                                                    applicable Note is a Book-Entry Note or a
                                                    Certificated Note) under "Procedures for Notes
                                                    Issued in Book-Entry Form -- Settlement
                                                    Procedures", Part A, items 1, 2, 6, 7 and 8; and

                                           12.      any other provisions of the Notes material to
                                                    investors or other purchasers of the Notes not
                                                    otherwise specified in the Prospectus or Pricing
                                                    Supplement.

                                           One copy of such filed document will be sent by telecopy,
                                           or overnight, express or special delivery (for delivery as soon as practicable following the sale, but in no event
                                           later than 11:00 a.m. on the Business Day following the
                                           applicable sale date) to the Agent which made or presented the offer to purchase the applicable Note (in


                                           such capacity, the "Offering Agent") and the Trustee at the following applicable address: if to Merrill Lynch & Co. via overnight, express or special delivery packages only, to:
                                           Tritech Services, 40 Colonial Drive, Piscataway, New Jersey
                                           08854, Attention: Prospectus Operations/Nachman Kimerling,
                                           telephone: (908) 885-2768, telecopier: (908) 885-2774/
                                           2775/2776; if to Merrill Lynch & Co. via all other types of deliveries, to: Tritech Services, #4 Corporate Place,
                                           Corporate Park 287, Piscataway, New Jersey 08854,
                                           Attention:  Prospectus Operations/Nachman Kimerling,
                                           telephone: (908) 885-6526, telecopier: (908) 878-9815; if
                                           to Smith Barney Inc., to:  390 Greenwich Street -- 4th
                                           Floor, New York, New York 10013, Attention: MTN Product
                                           Management/Origination -- Mark R. Meyer, telephone: (212)
                                           723-5123, telecopier: (212) 723-8854; if to Donaldson,
                                           Lufkin & Jenrette Securities Corporation, to:
                                           140 Broadway, New York, New York 10005-1285, Attention:
                                           Syndicate Department, telephone: (212) 504-4807,
                                           telecopier: (212) 504-4298; if to First Chicago Capital
                                           Markets, Inc., to: Operations Manager, Medium-Term Notes,
                                           First Chicago Capital Markets, Inc., One First National
                                           Plaza, Mail Suite 0307, Chicago, Illinois 60670, Attention:
                                           Cherie McKnight, telephone: (312) 732-9633; and if to the
                                           Trustee, to: NBD Bank, 611 Woodward Avenue, Detroit,
                                           Michigan 48226, Attention: Joseph Weidenbach, telephone:
                                           (313) 225-2211,  telecopier: (313) 225-3420.  For record
                                           keeping purposes, one copy of each Pricing Supplement, as
                                           so filed, shall also be mailed or telecopied to Merrill
                                           Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
                                           Incorporated, World


                                           Financial Center, North Tower, 10th Floor, New York,
                                           New York, 10281-1310, Attention: MTN Product Management,
                                           telephone: (212) 449-7476, telecopier:  (212) 449-2234.
                                           One copy of each such Pricing Supplement shall also be
                                           mailed or telecopied to the Agents' counsel at LeBoeuf,
                                           Lamb, Greene & MacRae, L.L.P., 125 West 55th Street,
                                           New York, New York  10019-5389, Attention: William
                                           S. Lamb, Esq., telephone: (212) 424-8170, telecopier:
                                           (212) 424-8500.

                                           Outdated Pricing Supplements, and the supplemented
                                           Prospectuses to which they are attached (other than those
                                           retained for files) will be destroyed.

Settlement:                                The receipt of immediately available funds by the Company
                                           in payment for a Note and the authentication and delivery
                                           of such Note shall, with respect to such Note, constitute
                                           "settlement".  Offers accepted by the Company will be
                                           settled in three Business Days, unless the purchaser and
                                           the Company agree to settlement on another day to the
                                           extent permitted by Rule 15c6-1 under the Securities
                                           Exchange Act of 1934 (the "Exchange Act"), pursuant to the timetable for settlement set forth in Parts II and III
                                           hereof under "Settlement Procedures" with respect to Book-
                                           Entry Notes and Certificated Notes, respectively (each such date fixed for settlement is hereinafter referred to as a
                                           "Settlement Date").  If procedures A and B of the
                                           applicable Settlement Procedures with respect to a
                                           particular offer are not completed on or before the time
                                           set forth under the applicable "Settlement Procedures
                                           Timetable", such offer shall not be settled until the
                                           Business Day following the completion of settlement
                                           procedures A and B or such later date as the


                                           purchaser and the Company shall agree to the extent
                                           permitted by Rule 15c6-1 the Exchange Act.

                                           The foregoing settlement procedures may be modified, with
                                           respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and such Agent.

Procedure for Changing
  Rates or Other
  Variable Terms:                          When a decision has been reached to change the interest
                                           rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agents
                                           and the Trustee by facsimile transmission and the Agents
                                           will forthwith suspend solicitation of offers to purchase
                                           such Notes.  The Agents will telephone the Company with
                                           recommendations as to the changed interest rates or other
                                           variable terms.  At such time as the Company advises the
                                           Agents and the Trustee by facsimile transmission of the new interest rates or other variable terms, the Agents may
                                           resume solicitation of offers to purchase such Notes.
                                           Until such time only "indications of interest" may be
                                           recorded.  Immediately after acceptance by the Company of
                                           an offer to purchase Notes at a new interest rate or new
                                           variable term, the Company, the Offering Agent and the
                                           Trustee shall follow the procedures set forth under the
                                           applicable "Settlement Procedures".

Suspension of
  Solicitation;
  Amendment or
  Supplement:                              The Company may instruct the Agents to suspend solicitation of offers to purchase Notes at any time.  Upon receipt of
                                           such instructions, the Agents will forthwith suspend
                                           solicitation of offers to purchase


                                           from the Company until such time as the Company has
                                           advised them that solicitation of offers to purchase
                                           may be resumed.  If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes), it will promptly advise the Agents and will furnish the Agents and their
                                           counsel with copies of the proposed amendment or
                                           supplement.  One copy of such filed document, along with a copy of the cover letter sent to the Commission, will be
                                           delivered or mailed to the Agents, their counsel and the
                                           Trustee at the following respective addresses:  to Merrill
                                           Lynch & Co. at MTN Product Management, Merrill Lynch & Co.,
                                           Merrill Lynch World Headquarters, North Tower, World
                                           Financial Center, 10th Floor, New York, New York 10281-
                                           1310, telephone: (212) 449-7476, telecopier: (212) 449-
                                           2234; to Smith Barney Inc., at 390 Greenwich Street -- 4th
                                           Floor, New York, New York 10013, Attention: MTN Product
                                           Management/Origination -- Mark R. Meyer, telephone: (212)
                                           723-5123, telecopier: (212) 723-8854; to Donaldson, Lufkin
                                           & Jenrette Securities Corporation at 140 Broadway, New
                                           York, New York 10005-1285, Attention: Syndicate Department,
                                           telephone: (212) 504-4807, telecopier: (212) 504-4298; to
                                           First Chicago Capital Markets, Inc., at Operations Manager,
                                           Medium-Term Notes, First Chicago Capital Markets, Inc., One
                                           First National Plaza, Mail Suite 0307, Chicago, Illinois
                                           60670, Attention: Cherie McKnight, telephone: (312) 732-
                                           9633; and the Trustee at NBD Bank, 611 Woodward Avenue,
                                           Detroit, Michigan 48226, Attention: Joseph Weidenbach,
                                           telephone: (313) 225-2211, telecopier: (313) 225-3420.  For record keeping purposes, one


                                           copy of each such document, as so filed, shall also be
                                           mailed or telecopied to the Agents' counsel at LeBoeuf,
                                           Lamb, Greene & MacRae, L.L.P., 125 West 55th Street,
                                           New York, New York 10019-5389, Attention:
                                           William S. Lamb, Esq., telephone:  (212) 424-8170,
                                           telecopier: (212) 424-8500.

                                           In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to
                                           establish or change interest rates, maturities, prices or
                                           other similar variable terms with respect to the Notes)
                                           there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the
                                           Company will promptly advise the Agents and the Trustee
                                           whether such offers may be settled and whether copies of
                                           the Prospectus as theretofore amended and/or supplemented
                                           as in effect at the time of the suspension may be delivered in connection with the settlement of such offers.  The
                                           Company will have the sole responsibility for such decision and for any arrangements which may be made in the event
                                           that the Company determines that such offers may not be
                                           settled or that copies of such Prospectus may not be so
                                           delivered.

Delivery of Prospectus
  and applicable
  Pricing Supplement:                      A copy of the most recent Prospectus and applicable Pricing
                                           Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of
  Signatures:                              The Agents will have no obligations or liability to the
                                           Company or the


                                           Trustee in respect of the authenticity of the signature
                                           of any officer, employee or agent of the Company or the
                                           Trustee on any Note.

Documents Incorporated
  by Reference:                            The Company shall supply the Agents with an adequate supply of all documents incorporated by reference in the
                                           Registration Statement.

Business Day:                              As used herein, "Business Day" means, unless otherwise
                                           specified in the applicable Pricing Supplement, any day
                                           other than a Saturday or Sunday which is not a day on which banking institutions or trust companies in The City of New
                                           York are authorized or required by law or regulation or
                                           executive order to close and, with respect to Notes as to
                                           which LIBOR is an applicable Interest Rate Basis, is also a
                                           London Business Day.  As used herein, "London Business Day"
                                           means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.


                     PART II:   PROCEDURES FOR NOTES ISSUED
                               IN BOOK-ENTRY FORM


        In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated November 17, 1995, and a Certificate Agreement, dated March 28, 1990, between the Trustee and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                                  All Fixed Rate Notes issued in book-entry form having the
                                           same Original Issue Date, Interest Rate, Day Count
                                           Convention, redemption and/or repayment terms, if any, and
                                           Stated Maturity (collectively, the


                                           "Fixed Rate Terms") will be represented initially by a single global security in fully registered form without coupons
                                           (each, a "Book-Entry Note"); and all Floating Rate Notes
                                           issued in book-entry form having the same Original Issue Date, formula for the calculation of interest, and specifying the
                                           Base Rate, which may be the CD Rate, the Commercial Paper Rate, the Funds Rate, LIBOR, the Prime Rate or the Treasury
                                           Rate or any other interest rate basis or formula set forth by the Company, Initial Interest Rate, Index Maturity,
                                           Spread and/or Spread Multiplier, if any, Minimum Interest
                                           Rate, if any, Maximum Interest Rate, if any, redemption
                                           and/or repayment terms, if any, and Stated Maturity
                                           (collectively, "Floating Rate Terms") will be represented
                                           initially by a single Book-Entry Note.

                                           Each Book-Entry Note will be dated and issued as of the
                                           date of its authentication by the Trustee.  The date from
                                           which interest will begin to accrue with respect to each
                                           Book-Entry Note will be (a) with respect to an original
                                           Book-Entry Note (or any portion thereof), its Original
                                           Issue Date and (b) with respect to any Book-Entry Note (or portion thereof) issued subsequently upon exchange of a
                                           Book-Entry Note or in lieu of a destroyed, lost or stolen
                                           Book-Entry Note, the most recent Interest Payment Date to
                                           which interest has been paid or duly provided for on the
                                           predecessor Book-Entry Note or Notes (or if no such payment or provision has been made, the Original Issue Date of the predecessor Book-Entry Note or Notes), regardless of the
                                           date of authentication of such subsequently issued Book-
                                           Entry Note.  No Book-Entry Note shall represent any Note
                                           issued in certificated form.


                                           For other variable terms with respect to the Fixed Rate
                                           Notes and Floating Rate Notes, see the Prospectus and the
                                           applicable Pricing Supplement.

                                           Except as provided in the Prospectus, no owner of a
                                           beneficial interest in a Book-Entry Note shall be entitled to receive any Note issued in certificated form with
                                           respect to such beneficial interest.

Identification:                            The Company has arranged with the CUSIP Service Bureau of
                                           Standard & Poor's Corporation (the "CUSIP Service Bureau")
                                           for the reservation of one series of CUSIP numbers, which
                                           series consists of approximately 900 CUSIP numbers which
                                           have been reserved for and relating to Book-Entry Notes and the Company has delivered to each of the Trustee and DTC
                                           such list of such CUSIP numbers.  The Company will assign
                                           CUSIP numbers to Book-Entry Notes as described below under
                                           Settlement Procedure B.  DTC will notify the CUSIP Service
                                           Bureau periodically of the CUSIP numbers that the Company
                                           has assigned to Book-Entry Notes.  The Trustee will notify the Company at any time when fewer than 100 of the reserved
                                           CUSIP numbers remain unassigned to Book-Entry Notes, and,
                                           if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Book-Entry
                                           Notes.  Upon obtaining such additional CUSIP numbers, the
                                           Company will deliver a list of such additional numbers to
                                           the Trustee and DTC.  Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 and otherwise
                                           required to be represented by the same Global Certificate
                                           will instead be represented by two or more Global


                                           Certificates which shall all be assigned the same CUSIP
                                           number.

Registration:                              Unless otherwise specified by DTC, each Book-Entry Note
                                           will be registered in the name of Cede & Co., as nominee
                                           for DTC, on the register maintained by the Trustee under
                                           the Indenture.  The beneficial owner of a Note issued in
                                           book-entry form (i.e., an owner of a beneficial interest in a Book-Entry Note) (or one or more indirect participants in
                                           DTC designated by such owner) will designate one or more
                                           participants in DTC (with respect to such Note issued in
                                           book-entry form, the "Participants") to act as agent for
                                           such beneficial owner in connection with the book-entry
                                           system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such
                                           Participants, a credit balance with respect to such Note
                                           issued in book-entry form in the account of such
                                           Participants.  The ownership interest of such beneficial
                                           owner in such Note issued in book-entry form will be
                                           recorded through the records of such Participants or
                                           through the separate records of such Participants and one
                                           or more indirect participants in DTC.

Transfers:                                 Transfers of beneficial ownership interests in a Book-Entry
                                           Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of
                                           beneficial transferors and transferees of such Book-Entry
                                           Note.

Exchanges:                                 The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP
                                           numbers of two or more Book-Entry Notes outstanding


                                           on such date that represent Book-Entry Notes having the same
                                           Fixed Rate Terms or Floating Rate Terms, as the case may be
                                           (other than Original Issue Dates), and for which interest
                                           has been paid to the same date; (b) a date, occurring at
                                           least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such
                                           Book-Entry Notes shall be exchanged for a single
                                           replacement Book-Entry Note; and (c) a new CUSIP number,
                                           obtained from the Company, to be assigned to such
                                           replacement Book-Entry Note.  Upon receipt of such a
                                           notice, DTC will send to its Participants (including the
                                           Trustee) a written reorganization notice to the effect that such exchange will occur on such date.  Prior to the
                                           specified exchange date, the Trustee will deliver to the
                                           CUSIP Service Bureau written notice setting forth such
                                           exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry
                                           Notes to be exchanged will no longer be valid.  On the
                                           specified exchange date, the Trustee will exchange such
                                           Book-Entry Notes for a single Book-Entry Note bearing the
                                           new CUSIP number and the CUSIP numbers of the exchanged
                                           Book-Entry Notes will, in accordance with CUSIP Service
                                           Bureau procedures, be canceled and not immediately
                                           reassigned.  Notwithstanding the foregoing, if the Book-
                                           Entry Notes to be exchanged exceed $150,000,000 in
                                           aggregate principal amount, one replacement Book-Entry Note will be authenticated and issued to represent each
                                           $150,000,000 of principal amount of the exchanged Book-
                                           Entry Notes and an additional Book-Entry Note or Notes will be authenticated and issued to represent any remaining
                                           principal


                                           amount of such Book-Entry Notes (See "Denominations" below).

Denominations:                             Notes issued in book-entry form will be issued in
                                           denominations of $1,000 and integral multiples of $1,000 in excess thereof.  Book-Entry Notes will be denominated in
                                           principal amounts not in excess of $150,000,000.  If one or more Notes issued in book-entry form having an aggregate
                                           principal amount in excess of $150,000,000 would, but for
                                           the preceding sentence, be represented by a single Book-
                                           Entry Note, then one Book-Entry Note will be issued to
                                           represent each $150,000,000 principal amount of such Note
                                           or Notes issued in book-entry form and an additional Book-
                                           Entry Note or Notes will be issued to represent any
                                           remaining principal amount of such Note or Notes issued in book-entry form.  In such a case, each of the Book-Entry
                                           Notes representing such Note or Notes issued in book-entry form shall be assigned the same CUSIP number.

Payments of Principal
  and Interest:                            Payments of Interest Only.  Promptly after each Record
                                           Date, the Trustee will deliver to the Company and DTC a
                                           written notice specifying by CUSIP number the amount of
                                           interest to be paid on each Book-Entry Note on the
                                           following Interest Payment Date (other than an Interest
                                           Payment Date coinciding with Maturity) and the total of
                                           such amounts.  DTC will confirm the amount payable on each
                                           Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's
                                           Corporation.  On such Interest Payment Date, the Company
                                           will pay to the Trustee in immediately available funds an
                                           amount sufficient to pay the interest then due and owing,
                                           and upon receipt of such funds from the


                                           Company, the Company, Trustee in turn will pay to DTC, such total amount of interest due (other than at Maturity), at
                                           the times and in the manner set forth below under "Manner of
                                           Payment".

                                           Notice of Interest Payments and Record Dates.  Promptly
                                           after each Interest Determination Date for Floating Rate
                                           Notes issued in book-entry form, the Trustee will notify
                                           each of Moody's Investors Services, Inc. and Standard &
                                           Poor's Corporation of the interest rates determined on such
                                           Interest Determination Date.

                                           Payments at Maturity.  On or about the first Business Day
                                           of each month, the Trustee will deliver to the Company and
                                           DTC a written list of principal, interest and premium, if
                                           any, to be paid on each Book-Entry Note maturing either at
                                           Stated Maturity, on a Redemption Date in, or for which an
                                           Option to Elect Repayment has been received with respect
                                           to, the following month.  The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if
                                           any, and interest payments with respect to a Book-Entry
                                           Note on or about the fifth Business Day preceding the
                                           Maturity of such Book-Entry Note.  At such Maturity, the
                                           Company will pay to the Trustee in immediately available
                                           funds an amount sufficient to make such Maturity payment,
                                           and upon receipt of such funds the Trustee in turn will pay to DTC, the principal amount of such Note, together with
                                           interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of
                                           Payment".  Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such
                                           Book-Entry Note, the Trustee will cancel such Book-Entry
                                           Note and

                                           deliver it to the Company with an appropriate debit advice.
                                           On the first Business Day of each month, the Trustee will
                                           deliver to the Company a written statement indicating the
                                           total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

                                           Manner of Payment.  The total amount of any principal,
                                           premium, if any, and interest due on Book-Entry Notes on
                                           any Interest Payment Date or at Maturity shall be paid by
                                           the Company to the Trustee in funds available for use by
                                           the Trustee no later than 1:00 p.m., New York City time, on such date.  The Company will make such payment on such
                                           Book-Entry Notes to an account specified by the Trustee.
                                           Upon receipt of such funds, the Trustee will pay by
                                           separate wire transfer (using Fedwire message entry
                                           instructions in a form previously specified by DTC) to an
                                           account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by
                                           DTC, each payment of interest, principal and premium, if
                                           any, due on a Book-Entry Note on such date.  Thereafter on such date, DTC will pay, in accordance with its SDFS
                                           operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry
                                           system maintained by DTC.  Neither the Company nor the
                                           Trustee shall have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or
                                           interest on, the Book-Entry Notes to such Participants.

                                           Withholding Taxes.  The amount of any taxes required under applicable law to be withheld from any


                                           interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other
                                           Person responsible for forwarding payments and materials
                                           directly to the beneficial owner of such Note.

Settlement
  Procedures:                              Settlement Procedures with regard to each Note in book-
                                           entry form purchased by each Agent, as principal, or sold
                                           by each Agent, as agent of the Company, will be as follows:

                                           A.       The Offering Agent will advise the Company by
                                                    telephone, confirmed by facsimile, of the
                                                    following Settlement information:

                                                    1.      Principal Amount of the Note.

                                                    2.      (a)      Fixed Rate Notes:

                                                                     (i)  Interest Rate;
                                                                          and

                                                                    (ii)  Interest Payment Dates.

                                                            (b)      Floating Rate Notes:

                                                                     (i)     Base Rate or Rates;

                                                                    (ii)     Initial Interest Rate;

                                                                   (iii)     Spread and/or Spread
                                                                             Multiplier, if any;

                                                                    (iv)     Interest Reset Date or
                                                                             Dates;

                                                                     (v)     Interest Reset Period;

                                                                    (vi)     Interest Payment Dates;

                                                                   (vii)     Record Dates;

                                                                  (viii)     Index Maturity;

                                                                    (ix)     Maximum and Minimum
                                                                             Interest Rates, if any;
                                                                             and

                                                                     (x)     Calculation Agent.

                                                    3.      Price to public, if any, of the Note (or
                                                            whether the Note is being offered at
                                                            varying prices relating to prevailing
                                                            market prices at time of resale as
                                                            determined by the Offering Agent).

                                                    4.      Sale Date.

                                                    5.      Settlement Date (Original Issue Date).

                                                    6.      Stated Maturity.

                                                    7.      Redemption provisions, if any, including:
                                                            Initial Redemption  Date, Initial
                                                            Redemption Percentage and Annual
                                                            Redemption Percentage Reduction.

                                                    8.      Optional Repayment Date(s), if any.

                                                    9.      Net proceeds to the Company.

                                                    10.     The Offering Agent's commission or
                                                            underwriting discount.

                                                    11.     Whether such Notes are being sold to the
                                                            Offering Agent as principal or to an
                                                            investor or other

                                                            purchaser through the Offering Agent acting
                                                            as agent for the Company.

                                                    12.     Whether such Note is being issued with
                                                            Original Issue Discount and the terms
                                                            thereof.

                                                    13.     Such other information specified with
                                                            respect to the Notes (whether by Addendum
                                                            or otherwise).

                                           B.       The Company will assign a CUSIP number to the
                                                    Book-Entry Note representing such Note and then
                                                    advise the Trustee by facsimile transmission or
                                                    other electronic transmission of the above
                                                    settlement information received from the Offering
                                                    Agent, such CUSIP number and the name of the
                                                    Offering Agent.

                                           C.       The Trustee will communicate to DTC and the
                                                    Offering Agent through DTC's Participant Terminal
                                                    System, a pending deposit message specifying the
                                                    following settlement information:

                                                    1.      The information set forth in the
                                                            Settlement Procedure A.

                                                    2.      Identification numbers of the participant
                                                            accounts maintained by DTC on behalf of
                                                            the Trustee and the Offering Agent.

                                                    3.      Identification of the Book-Entry Note as a
                                                            Fixed Rate Book-Entry Note or Floating
                                                            Rate Book-Entry Note.

                                                    4.      Initial Interest Payment Date for such
                                                            Note, number of days by which


                                                            such date succeeds the related Record Date for
                                                            DTC purposes (or, in the case of Floating Rate
                                                            Notes which reset daily or weekly, the date
                                                            five calendar days preceding the Interest
                                                            Payment Date) and, if then calculable, the
                                                            amount of interest payable on such Interest
                                                            Payment Date (which amount shall have been
                                                            confirmed by the Trustee).

                                                    5.      CUSIP number of the Book-Entry Note
                                                            representing such Note.

                                                    6.      Whether such Book-Entry Note represents
                                                            any other Notes issued or to be issued in
                                                            book-entry form.

                                                    DTC will arrange for each pending deposit message
                                                    described above to be transmitted to Standard &
                                                    Poor's Corporation, which will use the information
                                                    in the message to include certain terms of the
                                                    related Book-Entry Note in the appropriate daily
                                                    bond report published by Standard & Poor's
                                                    Corporation.

                                           D.       The Trustee will complete and authenticate the
                                                    Book-Entry Note representing such Note.

                                           E.       DTC will credit such Note to the participant
                                                    account of the Trustee maintained by DTC.

                                           F.       The Trustee will enter an SDFS deliver order
                                                    through DTC's Participant Terminal System
                                                    instructing DTC (i) to debit such Note to the
                                                    Trustee's participant account and credit such Note
                                                    to the participant


                                                    account of the Offering Agent maintained by DTC and
                                                    (ii) to debit the settlement account of the Offering
                                                    Agent and credit the settlement account of the Trustee
                                                    maintained by DTC, in an amount equal to the price of
                                                    such Note less such Offering Agent's discount or
                                                    underwriting commission, as applicable.  Any entry of
                                                    such a deliver order shall be deemed to constitute a
                                                    representation and warranty by the Trustee to DTC that
                                                    (i) the Book-Entry Note representing such Note has been
                                                    issued and authenticated and (ii) the Trustee is holding
                                                    such Book-Entry Note pursuant to the Certificate Agreement.

                                           G.       In the case of Notes sold through the Offering
                                                    Agent, as agent, the Offering Agent will enter an
                                                    SDFS deliver order through DTC's Participant
                                                    Terminal System instructing DTC (i) to debit such
                                                    Note to the Offering Agent's participant account
                                                    and credit such Note to the participant account of
                                                    the Participants maintained by DTC and (ii) to
                                                    debit the settlement accounts of such Participants
                                                    and credit the settlement account of the Offering
                                                    Agent maintained by DTC in an amount equal to the
                                                    initial public offering price of such Note.

                                           H.       Transfers of funds in accordance with SDFS deliver
                                                    orders described in Settlement Procedures F and G
                                                    will be settled in accordance with SDFS operating
                                                    procedures in effect on the Settlement Date.

                                           I.       Upon receipt, the Trustee will pay the Company, by
                                                    wire


                                                    transfer of immediately available funds to an
                                                    account specified by the Company to the Trustee
                                                    from time to time, in the amount transferred to
                                                    the Trustee in accordance with Settlement
                                                    Procedure F.

                                           J.       The Trustee will send a copy of the Book-Entry
                                                    Note by first class mail to the Company together
                                                    with a statement setting forth the principal
                                                    amount of Notes Outstanding as of the related
                                                    Settlement Date after giving effect to such
                                                    transaction and all other offers to purchase Notes
                                                    of which the Company has advised the Trustee but
                                                    which have not yet been settled.

                                           K.       If the Note was sold through the Offering Agent,
                                                    as agent, the Offering Agent will confirm the
                                                    purchase of such Note to the investor or other
                                                    purchaser either by transmitting to the
                                                    Participant with respect to such Note a
                                                    confirmation order through DTC's Participant
                                                    Terminal System or by mailing a written
                                                    confirmation to such investor or other purchaser.

Settlement Procedures
  Timetable:                               For offers to purchase Notes accepted by the Company for
                                           settlement on the first Business Day after the sale date,
                                           Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the
                                           respective times (New York City time) set forth below:


                                           SETTLEMENT
                                           PROCEDURE                         TIME
                                           ----------                        ----
                                           A                11:00 a.m. on the sale date
                                           B                As soon as practicable following the sale,
                                                            but in no event later than 12:00 noon on
                                                            the sale date
                                           C                As soon as practicable following the sale,
                                                            but in no event later than 2:00 p.m. on
                                                            the sale date
                                           D                9:00 a.m. on Settlement Date
                                           E                10:00 a.m. on Settlement Date
                                           F-G              No later than 2:00 p.m.  on Settlement Date
                                           H                4:45 p.m. on Settlement Date
                                           I-J              5:00 p.m. on Settlement Date

                                           If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures A, B, and C may, if
                                           necessary, be completed at any time prior to the specified times on the first Business Day after such sale date.
                                           Settlement Procedure H is subject to extension in
                                           accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating
                                           procedures in effect on the Settlement Date.

                                           If settlement of a Note issued in book-entry form is
                                           rescheduled or canceled, the Trustee will deliver to DTC,
                                           through DTC's Participant Terminal System, a cancellation
                                           message to such effect by no later than 2:00 p.m., New York
                                           City time, on the Business Day immediately preceding the
                                           scheduled Settlement Date.

Failure to Settle:                         If the Trustee fails to enter an


                                           SDFS deliver order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure F, the
                                           Trustee may deliver to DTC, through DTC's Participant Terminal
                                           System, as soon as practicable a withdrawal message instructing
                                           DTC to debit such Note to the participant account of the Trustee maintained at DTC.  DTC will process the withdrawal
                                           message, provided that such participant account contains a principal amount of the Book-Entry Note representing such
                                           Note that is at least equal to the principal amount to be
                                           debited.  If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the
                                           Trustee will mark such Book-Entry Note "canceled", make
                                           appropriate entries in its records and send certification
                                           of destruction of such canceled Book-Entry Note to the
                                           Company.  The CUSIP number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned.  If withdrawal messages are processed with respect to a portion of the
                                           Notes represented by a Book-Entry Note, the Trustee will
                                           exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry Notes for which
                                           withdrawal messages are processed and shall be canceled
                                           immediately after issuance, and the other of which shall
                                           represent the other Notes previously represented by the
                                           surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

                                           In the case of any Note sold through the Offering Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note
                                           by the


                                           beneficial investor or other purchaser thereof (or a
                                           person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such
                                           Participants and, in turn, the related Offering Agent may
                                           enter SDFS deliver orders through DTC's Participant
                                           Terminal System reversing the orders entered pursuant to
                                           Settlement Procedures F and G, respectively.  Thereafter,
                                           the Trustee will deliver the withdrawal message and take
                                           the related actions described in the preceding paragraph.
                                           If such failure shall have occurred for any reason other
                                           than default by the applicable Offering Agent to perform
                                           its obligations hereunder or under the Distribution
                                           Agreement, the Company will reimburse such Offering Agent
                                           for its loss of the use of funds during the period when the funds were credited to the account of the Company.

                                           Notwithstanding the foregoing, upon any failure to settle
                                           with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in
                                           effect.  In the event of a failure to settle with respect
                                           to a Note that was to have been represented by a Book-Entry
                                           Note also representing other Notes, the Trustee will
                                           provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Book-Entry Note
                                           representing such remaining Notes and will make appropriate entries in its records.

                    PART III:    PROCEDURES FOR NOTES ISSUED
                                 IN CERTIFICATED FORM

Denominations:                             The Certificated Notes will be issued in denominations of
                                           $1,000 and integral multiples of $1,000 in excess thereof.

Payments of Principal                      Upon presentment and delivery of the Certificated Note, the
  and Interest:                            Trustee upon receipt of immediately available funds from
                                           the Company will pay the principal amount of each
                                           Certificated Note at Maturity and the final installment of interest in immediately available funds.  All interest
                                           payments on a Certificated Note, other than interest due at
                                           Maturity, will be made at the Corporate Trust Office of the
                                           Trustee or, at the option of the Company, may be made by
                                           mailed to the address of the person entitled thereto
                                           as such address shall appear in the Security Register or by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable
                                           Interest Payment Date.

                                           The Trustee will provide monthly to the Company a list of
                                           the principal, premium, if any, and interest to be paid on
                                           Certificated Notes maturing in the next succeeding month.
                                           The Trustee will be responsible for withholding taxes on
                                           interest paid as required by applicable law, but shall be
                                           relieved from any such responsibility if it acts in good
                                           faith and in reliance upon an opinion of counsel.

                                           Certificated Notes presented to the Trustee at Maturity for payment will be canceled by the Trustee. All canceled
                                           Certificated Notes held by the Trustee shall be


                                           destroyed, and the Trustee shall furnish to the Company a
                                           certificate with respect to such destruction.

Settlement
  Procedures:                              Settlement Procedures with regard to each Certificated Note purchased by any Agent, as principal, or through any Agent, as agent, shall be as follows:

                                           A.       The Offering Agent will advise the Company by
                                                    telephone of the following Settlement information
                                                    with regard to each Note:

                                                    1.      Exact name in which the Certificated
                                                            Note(s) is to be registered (the
                                                            "Registered Owner").

                                                    2.      Exact address or addresses of the
                                                            Registered Owner for delivery, notices and
                                                            payments of principal and interest.

                                                    3.      Taxpayer identification number of the
                                                            Registered Owner.

                                                    4.      Principal Amount of the Certificated Note.

                                                    5.      Denomination of the Certificated Note.

                                                    6.      (a)     Fixed Rate Notes:

                                                                    (i)     Interest Rate; and

                                                                   (ii)     Interest Payment Dates.

                                                            (b)     Floating Rate Notes:

                                                                    (i)     Base Rate or Rates;


                                                                   (ii)     Initial Interest Rate;

                                                                  (iii)     Spread and/or Spread
                                                                            Multiplier, if any;

                                                                   (iv)     Interest Reset Date or
                                                                            Dates;

                                                                    (v)     Interest Reset Period;

                                                                   (vi)     Interest Payment Dates;

                                                                  (vii)     Record Dates;

                                                                 (viii)     Index Maturity;

                                                                   (ix)     Maximum and Minimum
                                                                            Interest Rates, if any;
                                                                            and

                                                                    (x)     Calculation Agent.

                                                    7.      Price to public of the Certificated Note
                                                            (or whether the Note is being offered at
                                                            varying prices relating to prevailing
                                                            market prices at time of resale as
                                                            determined by the Offering Agent).

                                                    8.      Sale Date.

                                                    9.      Settlement Date (Original Issue Date).

                                                    10.     Stated Maturity.

                                                    11.     Net proceeds to the Company.

                                                    12.     The Offering Agent's commission or
                                                            underwriting discount.


                                                    13.     Whether such Notes are being sold to the
                                                            Offering Agent as principal or to an
                                                            investor or other purchaser through the
                                                            Offering Agent acting as agent for the
                                                            Company.

                                                    14.     Redemption provisions, if any, including:
                                                            Initial Redemption Date, Initial
                                                            Redemption Percentage and Annual
                                                            Redemption Percentage Reduction.

                                                    15.     Optional Repayment Date(s), if any.

                                                    16.     Whether such Note is being issued with
                                                            Original Issue Discount and the terms
                                                            thereof.

                                                    17.     Such other information specified with
                                                            respect to the Notes (whether by Addendum
                                                            or otherwise).

                                           B.       After receiving such settlement information from
                                                    the Offering Agent, the Company will advise the
                                                    Trustee of the above settlement information by
                                                    facsimile transmission confirmed by telephone. The
                                                    Company will prepare a Pricing Supplement to the
                                                    Prospectus and deliver copies to the Agent and
                                                    will cause the Trustee to issue, authenticate and
                                                    deliver Notes.

                                           C.       The Trustee will complete the Certificated Note in
                                                    the form approved by the Company, the Offering
                                                    Agent and the Trustee, and will make three copies
                                                    thereof (herein called "Stub 1", "Stub 2" and
                                                    "Stub 3"):


                                                    1.      Certificated Note with the Offering
                                                            Agent's confirmation, if traded on a
                                                            principal basis, or the Offering Agent's
                                                            customer confirmation, if traded on an
                                                            agency basis.

                                                    2.      Stub 1 for Trustee.

                                                    3.      Stub 2 for Offering Agent.

                                                    4.      Stub 3 for the Company.

                                           D.       With respect to each sale, the Trustee will
                                                    deliver the Certificated Notes and Stub 2 thereof
                                                    to the Offering Agent at the following applicable
                                                    address: if to Merrill Lynch & Co., to Merrill
                                                    Lynch Money Market Clearance, 55 Water Street,
                                                    Concourse Level, N.S.C.C. Window, New York, New
                                                    York 10041, Attention: Al Mitchell, telephone:
                                                    (212) 558-2405, telecopier: (212) 558-2457; if to
                                                    Smith Barney Inc., to 390 Greenwich Street -- 3rd
                                                    Floor, New York, New York 10013, Attention:
                                                    Syndicate Operations -- James Steiner, telephone:
                                                    (212) 723-5427, telecopier: (212) 723-8832; if to
                                                    Donaldson, Lufkin & Jenrette Securities
                                                    Corporation, to Chemical Bank, Four New York
                                                    Plaza, First Floor Receiving Window for the Account of
                                                    Donaldson, Lufkin & Jenrette, New York, New York,
                                                    Contact Person:  Carrie Labarbera, telephone:
                                                    (212) 504-3195; and if to First Chicago Capital
                                                    Markets, Inc., to Bankers Trust, 16 Wall Street, 5th
                                                    Floor, Window 51, New York, New York 10015, Attention:
                                                    Jim Murray, telephone: (212) 618-2370.  The Trustee
                                                    will keep Stub 1.  The Offering Agent will acknowledge
                                                    receipt of the Certificated Note


                                                    through a broker's receipt and will keep
                                                    Stub 2.  Delivery of the Certificated Note will be
                                                    made only against such acknowledgment of receipt.
                                                    Upon determination that the Certificated Note has
                                                    been authorized, delivered and completed as
                                                    aforementioned, the Offering Agent will wire the
                                                    net proceeds of the Certificated Note after
                                                    deduction of its applicable commission to the
                                                    Company pursuant to standard wire instructions
                                                    given by the Company.

                                           E.       In the case of Notes sold through the Offering
                                                    Agent, as agent, the Offering Agent will deliver
                                                    the Certificated Note (with confirmations), as
                                                    well as a copy of the Prospectus and any
                                                    applicable Pricing Supplement or Supplements
                                                    received from the Trustee to the purchaser against
                                                    payment in immediately available funds.

                                           F.       The Trustee will send Stub 3 to the Company.
Settlement                                          For offers to purchase Certificated Notes accepted by the
  Procedures                                        Company, Settlement Procedures "A" through "F" set forth
  Timetable:                                        above shall be completed as soon as possible but not later than the respective times (New York City time) set forth
                                                    below:

                                                    SETTLEMENT
                                                    PROCEDURE                         TIME
                                                    ---------                         ----

                                                    A           11:00 a.m. on the sale date
                                                    B           3:00 p.m. on Business Day  prior to Settlement
                                                                Date
                                                    C-D         2:15 p.m. on Settlement Date
                                                    E           3:00 p.m. on Settlement Date
                                                    F           5:00 p.m. on Settlement Date


Failure to Settle:                                 In the case of Notes sold through the Offering Agent, as
                                                   agent, if an investor or other purchaser of a Certificated
                                                   Note from the Company shall either fail to accept delivery of or make payment for a Certificated Note on the date
                                                   fixed for settlement, the Offering Agent will forthwith
                                                   notify the Trustee and the Company by telephone, confirmed in writing, and return the Certificated Note to the
                                                   Trustee.

                                                   The Trustee, upon receipt of the Certificated Note from the
                                                   Offering Agent, will immediately advise the Company and the
                                                   Company will promptly arrange to credit the account of the
                                                   Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such
                                                   Offering Agent in settlement for the Certificated Note.
                                                   Such credits will be made on the Settlement Date if
                                                   possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company
                                                   has received notice on the same day.  If such failure shall have occurred for any reason other than failure by such
                                                   Offering Agent to perform its obligations hereunder or
                                                   under the Distribution Agreement, the Company will
                                                   reimburse such Offering Agent for its loss of the use of
                                                   funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the
                                                   Certificated Note in respect of which the failure occurred, the Trustee will cancel and destroy the Certificated Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in
                                                   writing the Company.

                                                                       EXHIBIT B

                           MCN INVESTMENT CORPORATION

                          Medium-Term Notes, Series A
                   Due Nine Months or more from Date of Issue

                                TERMS AGREEMENT

                                                               ___________, 199_


MCN Investment Corporation
150 W. Jefferson Avenue, Suite 1800
Detroit, Michigan  48226

Attention:

        Subject in all respects to the terms and conditions of the Distribution Agreement dated November 17, 1995 (the "Agreement"), among you and MCN Investment Corporation (the "Company") and MCN Corporation, the undersigned agrees to purchase the following Medium-Term Notes, Series A of the Company:

Aggregate Principal Amount:

Interest Rate:

Interest Reset Period:

Maximum or Minimum Interest Rates:

Spread and/or Spread Multiplier:

Date of Maturity:

Interest Payment Dates:

Record Dates:

Redemption/Repayment:

Price to Public:

Purchase Price:        % of Principal Amount [plus accrued
                 interest from ______, 199_]

Purchase Date and Time:

Other Provisions:

Place for Delivery of Notes and Payment Therefor:

Form:

Method of Payment:

Modification, if any, in the requirements to deliver the documents specified in
Section 6 of the Agreement:

Period during which additional debt securities of the Company may not be sold pursuant to Section 3(k) of the Agreement:

                                                     [                 ]

                                                     By: _______________________



Accepted:

MCN INVESTMENT CORPORATION


By: _____________________________
    Name:
    Title:





                                     -2-